                                                             (DP&L-PEACH BOTTOM)
                                                                       CONFORMED









                               PURCHASE AGREEMENT

                                  BY AND AMONG

                         DELMARVA POWER & LIGHT COMPANY,

                               PECO ENERGY COMPANY

                                       AND

                                 PSEG POWER LLC

                         DATED AS OF SEPTEMBER 27, 1999
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                                Table of Contents

                                                                            Page

                                    ARTICLE I
                                   DEFINITIONS

1.1      Definitions...........................................................2
1.2      Certain Interpretive Matters.........................................18
1.3      U.S. Dollars.........................................................19
1.4      Seller's Interest in Purchased Assets................................19

                                   ARTICLE II
                                PURCHASE AND SALE

2.1      Transfer of Purchased Assets.........................................20
2.2      Excluded Assets......................................................21
2.3      Assumed Liabilities..................................................24
2.4      Excluded Liabilities.................................................26
2.5      Control of Litigation................................................28
2.6      Spent Nuclear Fuel Fees..............................................28
2.7      Department of Energy Decommissioning and
           Decontamination Fees...............................................29

                                   ARTICLE III
                                   THE CLOSING

3.1      Closing..............................................................29
3.2      Payment of PECO Purchase Price.......................................30
3.3      Adjustment to PECO Nuclear Fuel Supply Payment.......................30
3.4      Payment of PSEG Purchase Price.......................................32
3.5      Adjustment to PSEG Nuclear Fuel Supply Payment.......................32
3.6      Tax Reporting and Allocation of Purchase Prices......................33
3.7      Prorations...........................................................35
3.8      Deliveries by Seller.................................................37
3.9      Deliveries by PECO...................................................39
3.10     Deliveries by PSEG...................................................40
3.11     Relationship of this Agreement and Collateral
           Agreement..........................................................41

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3.12     Owners Agreement to Govern...........................................42
3.13     Additional Agreements................................................42

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

4.1      Organization, Qualification..........................................42
4.2      Authority............................................................42
4.3      No Violations; Consents and Approvals................................43
4.4      Permits..............................................................44
4.5      Seller's Qualified Decommissioning Funds.............................44
4.6      Seller's Nonqualified Decommissioning Funds..........................46
4.7      Nuclear Law Matters..................................................47
4.8      Legal Proceedings....................................................48
4.9      Personal Property....................................................48
4.10     Real Property........................................................48
4.11     Contracts............................................................48
4.12     Certain Environmental Liabilities. ..................................48
4.13     Undisclosed Liabilities..............................................49
4.14     Intellectual Property................................................49
4.15     Taxes................................................................49

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF PECO

5.1      Organization; Qualification..........................................50
5.2      Authority............................................................50
5.3      No Violations; Consents and Approvals................................50
5.4      Buyer Permits........................................................51
5.5      Nuclear Law Matters..................................................51
5.6      Legal Proceedings....................................................52
5.7      Qualified Buyer......................................................52
5.8      Inspections..........................................................52
5.9      Regulation as a Utility..............................................53
5.10     Certain Environmental Liabilities....................................53

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                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF PSEG

6.1      Organization; Qualification..........................................53
6.2      Authority............................................................53
6.3      No Violations; Consents and Approvals................................54
6.4      PSEG Permits.........................................................54
6.5      Nuclear Law Matters..................................................55
6.6      Legal Proceedings....................................................55
6.7      Qualified Buyer......................................................56
6.8      Inspections..........................................................56
6.9      Certain Environmental Liabilities....................................56

                                   ARTICLE VII
                            COVENANTS OF THE PARTIES

7.1      Certain Buyers Covenants.............................................56
7.2      Public Statements....................................................57
7.3      Further Assurances...................................................57
7.4      Consents and Approvals...............................................59
7.5      Certain Tax Matters..................................................61
7.6      Advice of Changes....................................................63
7.7      Risk of Loss.........................................................64
7.8      Cooperation after Closing............................................64
7.9      Decommissioning Funds................................................65
7.10     Amendment to Seller's Agreements.....................................67
7.11     Exclusivity..........................................................67
7.12     Insurance............................................................68

                                  ARTICLE VIII
                                   CONDITIONS

8.1      Conditions to Obligation of Each Party...............................68
8.2      Conditions to Obligations of  PECO. .................................69
8.3      Conditions to Obligations of PSEG....................................70
8.4      Conditions to Obligation of Seller...................................72

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                                   ARTICLE IX
                         INDEMNIFICATION AND ARBITRATION

9.1      Indemnification......................................................74
9.2      Defense of Claims....................................................78
9.3      Arbitration..........................................................81

                                    ARTICLE X
                                   TERMINATION

10.1     Termination..........................................................83
10.2     Effect of Termination................................................85
10.3     Additional Effects of Termination....................................85

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

11.1     Amendment and Modification...........................................85
11.2     Expenses.............................................................86
11.3     Fees and Commissions.................................................86
11.4     Bulk Sales Laws......................................................86
11.5     Waiver of Compliance.................................................86
11.6     Survival.............................................................87
11.7     Disclaimers..........................................................87
11.8     Notices..............................................................88
11.9     Assignment, No Third-Party Beneficiaries.............................90
11.10    Governing Law, Forum, Service of Process.............................91
11.11    Counterparts.........................................................91
11.12    Entire Agreement.....................................................91

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                         LIST OF EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A      Amendment to Owners Agreement
Exhibit B      Assignment Assumption Agreement
Exhibit C      Bills of Sale
Exhibit D      Seller Deeds
Exhibit E      FIRPTA Affidavit
Exhibit F      Opinions of Counsel to Seller
Exhibit G      Opinions of Counsel to PECO
Exhibit H      Opinions of Counsel to PSEG

SCHEDULES

1.1(118)       Real Property
1.1(129)       Seller's Agreements
4.3(a)         No Violations
4.3(b)         Seller's Required Regulatory Approvals
4.4(a)         Seller Permits
4.4(b)         Seller's Transferable Permits
4.5(d)         Liabilities Relating to Seller's Qualified Decommissioning Funds
4.5(f)         Tax Liability of Seller's Qualified Decommissioning Funds
4.6(d)         Liabilities Relating to Seller's Nonqualified Decommissioning
               Funds
4.7            Nuclear Law Matters
4.8            Legal Proceedings
4.9            Encumbrances on Certain Personal Property
4.10           Encumbrances on Certain Real Property
4.11           Certain Seller's Agreements
4.12           Certain Environmental Liabilities
4.15           Tax Matters 5.3(a) PECO Defaults and Violations
5.3(b)         PECO Required Regulatory Approvals
5.6(a)         PECO Legal Proceedings
5.10           PECO Certain Environmental Liabilities
6.3(a)         PSEG Defaults and Violations
6.3(b)         PSEG Required Regulatory Approvals
6.6(a)         PSEG Legal Proceedings
6.10           PSEG Certain Environmental Liabilities

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7.9(c)         Decommissioning Funds Investment Manager Agreements and Policies
8.2(a)(i)      Certain PECO Required Regulatory Approvals
8.3(a)(i)      Certain PSEG Required Regulatory Approvals
8.3(a)(ii)     Certain Affiliates

                               PURCHASE AGREEMENT
                               (DP&L-Peach Bottom)

         PURCHASE AGREEMENT, dated as of September 27, 1999, by and between Delmarva Power & Light Company, a Delaware and Virginia corporation ("Seller"), PECO Energy Company (formerly Philadelphia Electric Company), a Pennsylvania corporation ("PECO") and PSEG Power LLC, a Delaware limited liability company ("PSEG" and, together with PECO, "Buyers"). Seller, PECO and PSEG may be referred to herein individually as a "Party," and collectively as the "Parties."


                               W I T N E S S E T H

         WHEREAS, Seller owns an undivided 7.51% interest as tenant in common without the right of partition in the Peach Bottom Station (as defined below) and certain properties and assets associated therewith and ancillary thereto;

         WHEREAS, PECO desires to purchase and assume, and Seller desires to sell and assign, or cause to be sold and assigned, one-half of all of Seller's rights, title and interests in and to the Purchased Assets (as defined below) and certain associated liabilities, upon the terms and conditions hereinafter set forth in this Agreement;

         WHEREAS, PSEG desires to purchase and assume, and Seller desires to sell and assign, or cause to be sold and assigned, one-half of all of Seller's rights, title and interests in and to the Purchased Assets (as defined below) and certain associated liabilities, upon the terms and conditions hereinafter set forth in this Agreement; and

         WHEREAS, Public Service Enterprise Group Incorporated, a New Jersey corporation and sole member of Buyer, has contemporaneously delivered a Guaranty dated the date hereof to Seller, upon which Seller has relied in entering into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, representations, warranties and agreements set forth herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 Definitions. As used in this Agreement, the following capitalized terms have the meanings specified in this Section 1.1.

         (1) "ACE" means Atlantic City Electric Company, a New Jersey corporation.

         (2) "Additional Agreements" means the Deeds, the Assignment and Assumption Agreements, the Bills of Sale and the Amendment to Owners Agreement.

         (3) "Affiliate" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act.

         (4) "Agreement" means this Purchase Agreement together with the Schedules and Exhibits hereto.

         (5) "Allocation" has the meaning set forth in Section 3.6.

         (6) "Amendment to Owners Agreement" means the amendment to the Owners Agreement among the signatories to the Owners Agreement, to be delivered at the Closing, substantially in the form of Exhibit A.

         (7) "Antitrust Laws" means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, in each case, as amended from time to time.

         (8) "Applicable Tax Law" has the meaning set forth in Section 3.6.

         (9) "Assignment and Assumption Agreements" means the assignment and assumption agreements between Seller and PECO and Seller and PSEG, to be delivered at the Closing, substantially in the form of Exhibit B hereto, pursuant to which Seller shall assign to each of PECO and PSEG one-half of Seller's rights, title and interests in and to the Seller's Agreements, certain
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intangible assets and certain other Purchased Assets, and each of PECO and PSEG shall accept such assignments and assume the Assumed Liabilities.

         (10) "Assumed Decommissioning Liabilities" has the meaning set forth in
Section 2.3(d).

         (11) "Assumed Liabilities" means all of the liabilities and obligations of Seller, direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, which relate to the Purchased Assets (other than Excluded Liabilities).

         (12) "Assumed Nuclear Liabilities" has the meaning set forth in Section 2.3(e).

         (13) "Assumed Spent Fuel Liabilities" has the meaning set forth in
Section 2.3(f).

         (14) "Atomic Energy Act" means the Atomic Energy Act of 1954, as amended from time to time, 42 U.S.C. Section 2011 et seq.

         (15) "Bills of Sale" means the bills of sale of Seller, to be delivered at the Closing, substantially in the form of Exhibit C hereto.

         (16) "Budget Period" has the meaning set forth in Section 7.1(b).

         (17) "Business Day" means any day other than Saturday, Sunday and any day on which banking institutions in the State of New York are authorized or required by Law or other governmental action to close.

         (18) "Buyers" has the meaning set forth in the preamble to this Agreement.

         (19) "Buyers' Indemnitee" has the meaning set forth in Section 9.1(c).

         (20) "Buyers' Insurance Policies" means all insurance policies with respect to the ownership, lease, maintenance or operation of the Peach Bottom Station, including the Purchased Assets, including all liability, property damage and business interruption policies in respect thereof, for which PECO, PSEG or their respective Affiliates is liable for payment of the premium and related charges on behalf of itself and the other parties to the Owners Agreement.

         (21) "Buyers' Qualified Decommissioning Funds" means, collectively, the trust funds that are designated as "nuclear decommissioning reserve funds" under Code Section 468A for the Peach Bottom Station held, with respect to PECO, pursuant to the Trust Agreement between PECO and Mellon Bank, N.A., dated February 22, 1994 and, with respect to PSEG, pursuant to the Amended Master Decommissioning Trust Agreement between Public Service Electric & Gas Company and Mellon Bank, N.A., dated as of January 1, 1996.

         (22) "Byproduct Material" means any radioactive material (except Special Nuclear Material) yielded in, or made radioactive by, exposure to the radiation incident to the process of producing or utilizing Special Nuclear Material.

         (23) "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time.

         (24) "Closing" has the meaning set forth in Section 3.1.

         (25) "Closing Date" has the meaning set forth in Section 3.1.

         (26) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder from time to time.

         (27) "Collateral Agreement" means the purchase agreement dated as of the date hereof among ACE and Buyers, relating to the sale by ACE to Buyers of certain properties and assets at the Peach Bottom Station.

         (28) "Commercial Arbitration Rules" has the meaning set forth in
Section 9.3(c).

         (29) "Commercially Reasonable Efforts" means efforts by a Party which are designed to enable a Party, directly or indirectly, to satisfy a condition to, or otherwise assist in the consummation of, the transactions contemplated by this Agreement and which do not require the performing Party to expend funds or assume liabilities other than expenditures and liabilities which are customary and reasonable in nature and amount in the context of the transactions contemplated by this Agreement.

         (30) "Confidentiality Agreements" means, together, (i) the Confidentiality Agreement, dated August 6, 1999, as amended, between Conectiv and PSEG Energy Holdings, an Affiliate of PSEG, and (ii) the Confidentiality Agreement, dated July 9, 1999 between Conectiv and PECO.

         (31) "Courts" has the meaning set forth in Section 11.10.

         (32) "CSFB" has the meaning set forth in Section 11.3.

         (33) "Decommissioning" means to remove the Peach Bottom Station from service and restore the Sites, in accordance with applicable Law, including (a) the dismantlement, decontamination, storage or entombment of the Peach Bottom Station, in whole or in part, and any reduction or removal, whether before or after termination of the NRC Licenses for the Peach Bottom Station, of radioactivity at the Sites relating to the Peach Bottom Station and (b) all activities necessary for the retirement, dismantlement and decontamination of the Peach Bottom Station to comply with all Laws, including Nuclear Laws and Environmental Laws, including the requirements of the Atomic Energy Act and the NRC's rules, regulations, orders and pronouncements thereunder, the NRC Licenses for the Peach Bottom Station and related decommissioning plans.

         (34) "Decommissioning Costs" means the costs of Decommissioning the Peach Bottom Station in accordance with all applicable Laws, including Nuclear Laws and Environmental Laws.

         (35) "Decommissioning Funds" means, collectively, the Seller's Qualified Decommissioning Funds and the Seller's Nonqualified Decommissioning Funds.

         (36) "Deeds" means the special warranty deeds, as customarily used in the Commonwealth of Pennsylvania, substantially in the form of Exhibit D hereto, pursuant to which Seller will convey all of its rights, title and interests in the Real Property to PECO, to the extent of the PECO Interest, and to PSEG, to the extent of the PSEG Interest.

         (37) "Defined Expenses" has the meaning set forth in Section 7.1(b).

         (38) "Department of Energy" means the United States Department of Energy, and any successor agency thereto.

         (39) "Department of Energy Decommissioning and Decontamination Fees" means all fees related to the Department of Energy's special assessment of utilities for the Uranium Enrichment Decontamination and Decommissioning Fund pursuant to Sections 1801, 1802 and 1803 of the Atomic Energy Act (42 U.S.C. 2297g et seq.), and the Department of Energy's implementing regulations at 10 CFR Part 766, and any similar fees assessed under amended or superseding statutes or regulations applicable to separative work units purchased from the Department of Energy in order to decontaminate and decommission the Department of Energy's gaseous diffusion enrichment facilities.

         (40) "Department of Energy Standard Contract" means the Contract for Disposal of Spent Nuclear Fuel and/or High-Level Radioactive Waste, No. DE-CR01-83NE 44405 with respect to the Peach Bottom Station, dated as of June 1, 1983, between the United States of America, represented by the United States Department of Energy, and PECO.

         (41) "Direct Claim" has the meaning set forth in Section 9.2(d).

         (42) "Encumbrances" means any and all mortgages, pledges, liens, claims, security interests, conditional and installment sale agreements, easements, activity and use limitations, exceptions, rights-of-way, deed restrictions, defects of title, encumbrances and charges of any kind.

         (43) "Environmental Claims" has the meaning set forth in Section
9.1(d).

         (44) "Environmental Condition" means the presence or Release to the environment, whether at the Sites or otherwise, of Hazardous Substances, including any migration of Hazardous Substances through air, soil or groundwater at, to or from the Sites or at, to or from any Off-Site Location, regardless of when such presence or Release occurred or is discovered.

         (45) "Environmental Laws" means all (a) Laws, in each case, as amended from time to time, relating to pollution or protection of the environment, natural resources or human health and safety, including Laws relating to Releases or threatened Releases of Hazardous Substances or otherwise relating to the manufacture, formulation, generation, processing, distribution, use, treatment, storage, Release, transport, Remediation, abatement, cleanup or handling of Hazardous Substances, (b) Laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous

Substances and (c) Laws relating to the management or use of natural resources; but shall not include Nuclear Laws.

         (46) "Environmental Permits" means all permits, registrations, certifications, franchises, certificates, licenses and other authorizations, consents and approvals of any Governmental Authorities with respect to or under Environmental Laws.

         (47) "Estimated PECO Nuclear Fuel Supply Amount" has the meaning set forth in Section 3.2(b).

         (48) "Estimated PSEG Nuclear Fuel Supply Amount" has the meaning set forth in Section 3.4(b).

         (49) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         (50) "Excluded Assets" has the meaning set forth in Section 2.2.

         (51) "Excluded Liabilities" has the meaning set forth in Section 2.4.

         (52) "FERC" means the United States Federal Energy Regulatory Commission, and any successor agency thereto.

         (53) "Final Allocation" has the meaning set forth in Section 3.6.

         (54) "FIRPTA Affidavit" means the Foreign Investment in Real Property Tax Act Certification and Affidavit of Seller, to be delivered at the Closing, substantially in the form of Exhibit E hereto.

         (55) "Fuel Supplies" means, collectively, the Nuclear Fuel Supplies, and fuel oil supplies, in each case, for use at the Peach Bottom Station.

         (56) "Fund Tax Loss" has the meaning set forth in Section 7.5(g).

         (57) "Governmental Authority" means any foreign, federal, state, local or other governmental, executive, legislative, judicial, regulatory or administrative agency, court, commission, department, board, or other governmental subdivision, legislature, tribunal, government-owned corporation or other governmental authority.

         (58) "Hazardous Substances" means (a) any petrochemical or petroleum products, oil or coal ash, radioactive materials, radon gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid which may contain polychlorinated biphenyls, (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "hazardous constituents," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "contaminants," "pollutants," "toxic pollutants" or words of similar meaning and regulatory effect under any Environmental Law and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Environmental Law; but shall not include Nuclear Material to the extent regulated under Nuclear Laws.

         (59) "High-Level Waste" means (a) irradiated nuclear reactor fuel, (b) liquid wastes resulting from the operation of the first cycle solvent extraction system, or its equivalent, and the concentrated wastes from subsequent extraction cycles, or their equivalent, in a facility for reprocessing irradiated reactor fuel and (c) solids into which such liquid wastes have been converted.

         (60) "High-Level Waste Repository" means a facility subject to the licensing and regulatory authority of the NRC, and which is designed, constructed and operated by or on behalf of the Department of Energy for the storage and disposal of Spent Nuclear Fuel and other High-Level Waste in accordance with the requirements set forth in the Nuclear Waste Policy Act.

         (61) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time.

         (62) "Income Tax" means any Tax imposed by any Governmental Authority
(a) based upon, measured by or calculated with respect to gross or net income, profits or receipts (including municipal gross receipt Taxes, capital gains Taxes and minimum Taxes) or (b) based upon, measured by or calculated with respect to multiple bases (including corporate franchise taxes) if one or more of such bases is described in clause (a), in each case together with any interest, penalties or additions attributable to such Tax.

         (63) "Indemnifiable Loss" has the meaning set forth in Section 9.1(a).

         (64) "Indemnifying Party" has the meaning set forth in Section
9.1(g)(i).

         (65) "Indemnitee" has the meaning set forth in Section 9.1(c).

         (66) "Independent Accounting Firm" means such nationally recognized, independent accounting firm as is mutually appointed by Seller and Buyer for purposes of this Agreement.

         (67) "Inspection " means all tests, reviews, examinations, inspections, investigations, verifications, samplings and similar activities conducted by any Buyer or its Representatives with respect to the Purchased Assets prior to the Closing.

         (68) "Inventories" means materials, spare parts, capital spare parts, consumable supplies and chemical inventories relating to the operation of the Peach Bottom Station; but shall not include Fuel Supplies.

         (69) "Knowledge" means the actual knowledge of the directors and executive officers of the specified Person, which directors and executive officers are charged with responsibility for the particular function after reasonable inquiry by them of selected employees of such Persons whom they believe, in good faith, to be the persons responsible for the subject matter of the inquiry, as of the date of this Agreement, or, with respect to any certificate delivered pursuant to this Agreement, the date of delivery of such certificate.

         (70) "Laws" means all laws, statutes, rules, regulations and ordinances of any Governmental Authority.

         (71) "Low-Level Waste" means radioactive material that (a) is not High-Level Waste, Spent Nuclear Fuel or Byproduct Material, and (b) the NRC classifies as low-level radioactive waste.

         (72) "Material Adverse Effect" means any change in or effect on the Peach Bottom Station or any portion thereof (other than the Decommissioning Funds) that is materially adverse to the operation or condition (financial or otherwise) of the Peach Bottom Station, taken as a whole, including a shutdown thereof that is materially adverse to the operation or condition (financial or otherwise) of the Peach Bottom Station, but excluding (a) any change or effect generally affecting the international, national, regional or local electric industry as a whole and not specific to the Peach Bottom Station (other than any change or effect affecting the nuclear electric industry generally), (b) any change or effect resulting from changes in the international, national, regional or local wholesale or retail markets for electricity, including any change in or effect on the structure, operating agreements, operations or procedures of Pennsylvania-New Jersey-Maryland Interconnection L.L.C. or its control area, (c) any change or effect resulting from changes in the international, national, regional or local markets for any fuel (whether nuclear or otherwise) used at the Peach Bottom Station, (d) any change or effect resulting from changes in the North American, national, regional or local electricity transmission systems or operations thereof, (e) any change or effect to the extent constituting or involving an Excluded Asset or an Excluded Liability and (f) any change or effect which is cured (including by payment of money) before the earlier of the Closing and the termination of this Agreement pursuant to Section 10.1.

         (73) "Mortgage" means the Mortgage and Deed of Trust, dated as of October 1, 1934, between Seller and New York Trust Co., as amended.

         (74) "NEIL" means Nuclear Electric Insurance Limited, and any successor entity thereto.

         (75) "Net Book Value" means, as of any date and with respect to any asset or property, an amount equal to the original cost of such asset or property less applicable depreciation and amortization, calculated and presented in accordance with methods and procedures historically applied by PECO in the preparation of monthly statements delivered to Seller under the Owners Agreement prior to the date hereof.

         (76) "NRC" means the Nuclear Regulatory Commission, as established by
Section 201 of the Energy Reorganization Act of 1974, 42 U.S.C. Section 5841, as amended, and any successor agency thereto.

         (77) "NRC Licenses" means, together, Facility Operating License No. DPR-44 with respect to Unit 2 at the Peach Bottom Station and Facility Operating License No. DPR-56 with respect to Unit 3 at the Peach Bottom Station, in each case, issued by the NRC to Seller, PECO, ACE and PSE&G Utility, as amended.

         (78) "Nuclear Fuel Supplies" means the nuclear fuel assemblies in the reactor core, natural uranium, converted uranium, enriched uranium and any other form of any thereof, under contract or in inventory, and located at or in transit to the Peach Bottom Station, as well as all nuclear fuel constituents in all stages of the fuel cycle which are in the process of production, conversion, enrichment or fabrication.

         (79) "Nuclear Laws" means, collectively, in each case, as amended from time to time, (a) all Laws relating to: the regulation of nuclear power plants, Nuclear Materials and the transportation and storage of Nuclear Materials; the regulation of nuclear fuel; the enrichment of uranium; the disposal and storage of High-Level Waste, and Spent Nuclear Fuel, and contracts for and payments into the Nuclear Waste Fund; (b) the Atomic Energy Act of 1954 (42 U.S.C. Section 2011 et seq.); (c) the Energy Reorganization Act of 1974 (42 U.S.C. Section 5801 et seq.); (d) the Convention on the Physical Protection of Nuclear Material Implementation Act of 1982 (Public Law 97 - 351; 96 STAT. 1663); (e) the Foreign Assistance Act of 1961 (22 U.S.C. Section 2429 et seq.); (f) the Nuclear Non-Proliferation Act of 1978 (22 U.S.C. Section 3201); (g) the Low-Level Radioactive Waste Policy Act (42 U.S.C. Section 2021b et seq.); (h) the Nuclear Waste Policy Act; (i) the Low-Level Radioactive Waste Policy Amendments Act of 1985 (42 U.S.C. Section 2021d, 471); (j) the Energy Policy Act of 1992 (42 U.S.C. Section 13201 et seq.); (k) the Pennsylvania Radiation Protection Act (35 P.S. Section 7110.101 et seq.); (l) the Appalachian States Low-Level Radioactive Waste Compact Act (35 P.S. Section 7125.1 et seq.); and (m) the Pennsylvania Low-Level Radioactive Waste Disposal Act (35 P.S. Section 7130.101 et seq.); but shall not include Environmental Laws.

         (80) "Nuclear Materials" means Source Material, Special Nuclear Material, Low-Level Waste, High-Level Waste, Byproduct Material and Spent Nuclear Fuel.

         (81) "Nuclear Waste Fund" means the fund established by the Department of Energy under the Nuclear Waste Policy Act in which the Spent Nuclear Fuel Fees to be used for the design, construction and operation of a High-Level Waste Repository and other activities related to the storage and disposal of Spent Nuclear Fuel or High-Level Waste are deposited.

         (82) "Nuclear Waste Policy Act" means the Nuclear Waste Policy Act of 1982, as amended from time to time (42 U.S.C. Section 10101 et seq.).

         (83) "Off-Site Location" means any real property other than the Sites.

         (84) "Owners Agreement" means the Owners Agreement for Peach Bottom No. 2 and No. 3 Nuclear Units, dated as of November 24, 1971, as amended, by and between Seller, ACE, PECO and PSE&G Utility.

         (85) "PaPUC" means the Pennsylvania Public Utility Commission, and any successor agency thereto.

         (86) "Party" and "Parties" have the respective meanings set forth in the preamble to this Agreement.

         (87) "Peach Bottom Interest" means Seller's undivided 7.51% interest as tenant in common without the right of partition in the Peach Bottom Station.

         (88) "Peach Bottom Station" means the generating station described in the Owners Agreement described in Section 1.1(84).

         (89) "PECO" has the meaning set forth in the preamble to this Agreement.

         (90) "PECO Closing Nuclear Fuel Supply Amount" has the meaning set forth in Section 3.3(a).

         (91) "PECO Closing Payment" has the meaning set forth in Section 3.2(c)

         (92) "PECO Closing Statement" has the meaning set forth in Section 3.3(a).

         (93) "PECO Interest" means one-half of the Peach Bottom Interest, constituting a 3.755% undivided interest as tenant in common without the right of partition in the Peach Bottom Station.

         (94) "PECO NRC Applications" means whatever actions may be necessary or appropriate to request and obtain the PECO NRC Approvals.

         (95) "PECO NRC Approvals" means the consent of the NRC pursuant to
Section 184 of the Atomic Energy Act and 10 C.F.R. Section 50.80 to the transfer of the Purchased Assets to PECO, NRC approval of all conforming administrative license amendments associated with such transfers, NRC consent to the transfer of, and approval of any related amendments to, any nuclear materials licenses associated with such transfers and any other NRC consents and approvals required in connection with the consummation of the transactions contemplated by this Agreement.

         (96) "PECO Nuclear Permits" has the meaning set forth in Section
5.5(b).

         (97) "PECO Permits" has the meaning set forth in Section 5.4.

         (98) "PECO Purchase Price" has the meaning set forth in Section 3.2(a)

         (99) "PECO Required Regulatory Approvals" has the meaning set forth in
Section 5.3(b).

         (100) "Permitted Encumbrances" means: (a) such Encumbrances as arise under any Seller's Agreement; (b) with respect to any period before the Closing, Encumbrances created by the Mortgage; (c) statutory liens for Taxes or other charges or assessments of Governmental Authorities not yet due or delinquent or the validity of which is being challenged in good faith by appropriate proceedings provided that the aggregate amount being so contested does not exceed $100,000 or Seller has provided Buyers adequate security with respect thereto, in form and substance satisfactory to Buyers; (d) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of Buyer; (e) such zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities as (i) do not materially detract from the value of any Purchased Asset as currently used, or materially interfere with the present use of any Purchased Asset or (ii) would not, individually or in the aggregate, have a Material Adverse Effect; and (f) such non-monetary easements, activity and use limitations, exceptions, rights of way, deed restrictions, covenants and conditions and defects of title as (i) do not materially detract from the value of the Real Property as currently used or materially interfere with the present use of the Real Property or (ii) would not, individually or in the aggregate, have a Material Adverse Effect.

         (101) "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, other business association or Governmental Authority.

         (102) "Prime Rate" has the meaning set forth in Section 3.3(c).

         (103) "PSEG" has the meaning set forth in the preamble of this Agreement.

         (104) "PSEG Closing Nuclear Fuel Supply Amount" has the meaning set forth in Section 3.5(a).

         (105) "PSEG Closing Payment" has the meaning set forth in Section
3.4(c)

         (106) "PSEG Closing Statement" has the meaning set forth in Section 3.5(a).

         (107) "PSEG Interest" means one-half of the Peach Bottom Interest, constituting a 3.755% undivided interest as tenant in common without the right of partition in the Peach Bottom Station.

         (108) "PSEG NRC Applications" means whatever actions may be necessary or appropriate to request and obtain the PSEG NRC Approvals.

         (109) "PSEG NRC Approvals" means the consent of the NRC pursuant to
Section 184 of the Atomic Energy Act and 10 C.F.R. Section 50.80 to the transfer of the Purchased Assets to PSEG, NRC approval of all conforming administrative license amendments associated with such transfers, NRC consent to the transfer of, and approval of any related amendments to, any nuclear materials licenses associated with such transfers and any other NRC consents and approvals required in connection with the consummation of the transactions contemplated by this Agreement.

         (110) "PSEG Nuclear Permits" has the meaning set forth in Section
6.5(b).

         (111) "PSEG Permits" has the meaning set forth in Section 6.4.

         (112) "PSEG Purchase Price" has the meaning set forth in Section
3.4(a).

         (113) "PSEG Required Regulatory Approvals" has the meaning set forth in
Section 6.3(b).

         (114) "PSE&G Utility" means Public Service Electric & Gas Company, a New Jersey corporation.

         (115) "PUHCA" means the Public Utility Holding Company Act of 1935, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         (116) "Purchased Assets" means all of Seller's rights, title and interests, of whatever kind and nature, whether tangible or intangible, in and to all assets (except for the Excluded Assets) constituting or used and necessary for the operation of the Peach Bottom Station or any portion thereof, together with all goodwill relating thereto.

         (117) "PURTA" has the meaning set forth in Section 3.7(c).

         (118) "Real Property" means all real property (including all buildings and other improvements thereon and all appurtenances thereto) underlying or used in connection with the Peach Bottom Station, all as more particularly set forth on Schedule 1.1(118).

         (119) "Regulatory Termination" has the meaning set forth in Section
10.3.

         (120) "Release" means any release, spill, leak, discharge, disposal of, pumping, pouring, emitting, emptying, injecting, leaching, dumping, depositing, dispersing, allowing to escape or migrate into or through the environment (including ambient air, surface water, groundwater, land surface and subsurface strata) or within any building, structure, facility or fixture.

         (121) "Remediation" or "Remediate" means action of any kind to address an Environmental Condition or a Release or threatened Release of Hazardous Substances or the presence of Hazardous Substances at the Sites or an Off-Site Location, including the following activities to the extent they relate to, result from or arise out of the presence of a Hazardous Substance at the Sites or an Off-Site Location: (a) monitoring, investigation, assessment, treatment, cleanup, containment, removal, mitigation, response or restoration work; (b) obtaining any permits, consents, approvals or authorizations of any Governmental Authority necessary to conduct any such activity; (c) preparing and implementing any plans or studies for any such activity; (d) obtaining a written notice from a Governmental Authority with jurisdiction over the Sites or an Off-Site Location under Environmental Laws that no material additional work is required by such Governmental Authority; (e) the use, implementation, application, installation, operation or maintenance of removal actions on the Sites or an Off-Site Location, remedial technologies applied to the surface or subsurface soils, excavation and treatment or disposal of soils at an Off-Site Location, systems for long-term treatment of surface water or groundwater, engineering controls or institutional controls; and (f) any other activities reasonably determined by a Party to be necessary or appropriate or required under Environmental Laws to address an Environmental Condition or a Release of Hazardous Substances or the presence of Hazardous Substances at the Sites or an Off-Site Location.

         (122) "Representatives" of a Person means, collectively, such Person's Affiliates and its and their respective directors, officers, partners, members, employees, representatives, agents, advisors (including accountants, legal counsel, environmental consultants and financial advisors), parent entities and other controlling Persons.

         (123) "SEC" means the United States Securities and Exchange Commission, and any successor agency thereto.

         (124) "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         (125) "Seller" has the meaning set forth in the preamble to this Agreement.

         (126) "Seller Nuclear Permits" has the meaning set forth in Section
4.7.

         (127) "Seller Permits" has the meaning set forth in Section 4.4.

         (128) "Seller Tax Loss" has the meaning set forth in Section 7.5(g).

         (129) "Seller's Agreements" means, collectively, the contracts, agreements, arrangements, licenses and leases of any nature, which shall be assigned pursuant to Section 2.1(f), (i) to which Seller is a party, each of which is set forth in Schedule 1.1(129), and (ii) entered into by either Buyer, for and on behalf of Seller, whether under the Owners Agreement or otherwise, and by or to which Seller or the Purchased Assets is or are bound or subject, in each case, relating to the ownership, lease, maintenance or operation of the Purchased Assets.

         (130) "Seller's Indemnitee" has the meaning set forth in Section
9.1(a).

         (131) "Seller's Insurance Policies" means all insurance policies with respect to the ownership, lease, maintenance or operation of the Purchased Assets, including all liability, property damage and business interruption policies in respect thereof, for which solely Seller or its Affiliates (as opposed to Buyer or its Affiliates) are liable for the payment of premiums and related charges.

         (132) "Seller's Nonqualified Decommissioning Funds" means the trust funds that are designated as nonqualified decommissioning funds for the Peach Bottom Station and held pursuant to the Trust Agreement.

         (133) "Seller's Qualified Decommissioning Funds" means the trust funds that are designated as "nuclear decommissioning reserve funds" under Code
Section 468A for the Peach Bottom Station and held pursuant to the Trust Agreement.

         (134) "Seller's Required Regulatory Approvals" has the meaning set forth in Section 4.3(b).

         (135) "Sites" means the Real Property forming a part, or used or usable in connection with the operation, of the Peach Bottom Station, including any real property used for the disposal of solid or hazardous waste that is included in the Real Property. Any reference to the Sites shall include the surface and subsurface elements, to the extent owned by Seller, including the soil and groundwater present at the Sites, and any reference to materials or conditions "at the Sites", including Hazardous Substances and Environmental Conditions, shall include all materials and conditions "at, on, in, upon, over, across, under or within" the Sites.

         (136) "Source Material" means: (a) uranium or thorium, or any combination thereof, in any physical or chemical form or (b) ores which contain by weight one-twentieth of one percent (0.05%) or more of (i) uranium, (ii) thorium or (iii) any combination thereof; but shall not include Special Nuclear Material.

         (137) "Special Nuclear Material" means plutonium, uranium-233, uranium enriched in the isotope-233 or in the isotope-235, and any other material that the NRC determines to be "Special Nuclear Material", and any material artificially enriched by any of the foregoing materials or isotopes; but shall not include Source Material.

         (138) "Spent Nuclear Fuel" means nuclear fuel that has been withdrawn from a nuclear reactor following irradiation and has not been chemically separated into its constituent elements by reprocessing, including the Special Nuclear Material, Byproduct Material, Source Material and other radioactive materials associated with nuclear fuel assemblies.

         (139) "Spent Nuclear Fuel Fees" means the fees assessed on electricity generated and sold at the Peach Bottom Station pursuant to the Department of Energy Standard Contract, as provided in Section 302 of the Nuclear Waste Policy Act and 10 C.F.R. Part 961, as amended from time to time.

         (140) "Subsequent Transaction" has the meaning set forth in Section
10.3.

         (141) "Subsidiary", when used in reference to any Person, means any entity of which outstanding securities or interests having ordinary voting power to elect a majority of the board of directors or other governing body performing similar functions of such entity are owned directly or indirectly by such Person.

         (142) "Tangible Personal Property" has the meaning set forth in Section 2.1(e).

         (143) "Tax" or "Taxes" means all taxes, surtaxes, charges, fees, levies, penalties and other assessments imposed by any Governmental Authority, including income, gross receipts, excise, property, sales, transfer, use, franchise, special franchise, payroll, recording, withholding, social security, gross receipts, license, stamp, occupation, employment or other taxes, including any interest, penalties or additions attributable thereto or any liability for taxes incurred by reason of joining in the filing of any consolidated, combined or unitary Tax Returns, in each case including any interest, penalties or additions attributable thereto; provided, however, that "Taxes" shall not include sewer rents or charges for water.

         (144) "Tax Benefit" has the meaning set forth in Section 9.1(e).

         (145) "Tax Cost" has the meaning set forth in Section 9.1(e).

         (146) "Tax Return" means any return, report, information return, declaration, claim for refund, or other document, together with all amendments and supplements thereto (including all related or supporting information), required to be supplied to any Governmental Authority responsible for the administration of Laws governing Taxes.

         (147) "Termination Date" has the meaning set forth in Section 10.1(b).

         (148) "Third-Party Claim" has the meaning set forth in Section 9.2(a).

         (149) "Transferable Permits" means all those Seller Permits, including Seller's Nuclear Permits (and all applications pertaining thereto), which are transferable under applicable Laws by Seller to PECO or PSEG, as the case may be, with or without a filing with, notice to, consent or approval of any Governmental Authority.

         (150) "Transfer Taxes" means any property transfer or gains tax, sales tax, conveyance fee, use tax, stamp tax, stock transfer tax or other similar tax, including any related penalties, interest and additions to tax.

         (151) "Trust Agreement" means the Nuclear Decommissioning Master Trust Agreement between Delmarva Power & Light Company and Mellon Bank, N.A., dated December 1, 1995.

         (152) "USEPA" means the United States Environmental Protection Agency, and any successor agency thereto.

         1.2 Certain Interpretive Matters. The Article, Section and Schedule headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning of this Agreement. The term "includes" or "including" shall mean "including without limitation." The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Other capitalized terms used in this Agreement and not defined in Section 1.1 shall have the meanings assigned to them elsewhere in this Agreement. Unless the context otherwise requires, the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument, statute, regulation, rule or order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, statute, regulation, rule or order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein. References to a Section, Article, Exhibit or Schedule shall mean a Section, Article, Exhibit or Schedule of this Agreement.

         1.3 U.S. Dollars. When used herein, the term "dollars" and the symbol "$" refer to the lawful currency of the United States of America.

         1.4 Seller's Interest in Purchased Assets. The Parties acknowledge and agree that Seller owns and holds an undivided seven and fifty-one hundredths percent (7.51%) interest as tenant in common without the right of partition in the Peach Bottom Station, and that the PECO Interest and the PSEG Interest each constitute one-half of such undivided interest. The Parties further acknowledge and agree that the PECO Interest and the PSEG Interest together constitute all of Seller's rights, title and interest in, to and under the Purchased Assets. The Parties agree that all references in this Agreement to Seller's rights, title and interests in, to and under the Purchased Assets, and rights, liabilities and obligations in connection therewith, shall be construed in this context. Each Party acknowledges and agrees that (i) the assumption and agreement to pay, perform or otherwise discharge, from and after the Closing Date, one-half of the Assumed Liabilities by each of PECO and PSEG (that is, by PECO, to the extent of the PECO Interest, and by PSEG, to the extent of the PSEG Interest) shall be several and not joint, and (ii) notwithstanding the foregoing, from and after the Closing Date, Seller shall have no further liability or obligation in respect of any Assumed Liability.


                                   ARTICLE II

                                PURCHASE AND SALE

         2.1 Transfer of Purchased Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, (i) Seller shall sell, assign, convey, transfer and deliver to PECO, and PECO shall purchase, assume and acquire from Seller, free and clear of all Encumbrances, except for Permitted Encumbrances, the Purchased Assets, but only to the extent of the PECO Interest, and (ii) Seller shall sell, assign, convey, transfer and deliver to PSEG, and PSEG shall purchase, assume and acquire from Seller, free and clear of all Encumbrances, except for Permitted Encumbrances, the Purchased Assets, but only to the extent of the PSEG Interest, in each case, as in existence on the Closing Date, including the following Purchased Assets:

                  (a) The Real Property;

                  (b) The Inventories;

                  (c) The Nuclear Materials held pursuant to the NRC Licenses;

                  (d) The Fuel Supplies;

                  (e) All machinery (mobile or otherwise), equipment (including computer hardware and software and communications equipment), vehicles, tools, spare parts, fixtures, furniture, furnishings and other personal property located at or in transit to the Peach Bottom Station or used and necessary for the operation of the Peach Bottom Station, in each case, on the Closing Date (collectively, the "Tangible Personal Property");

                  (f) Subject to the receipt of necessary consents and approvals, the Seller's Agreements;

                  (g) Subject to the receipt of necessary consents and approvals, the Transferable Permits and all of Seller's rights, title and interests in and to any other permits, registrations, franchises, certificates, licenses and other authorizations, consents and approvals of Governmental Authorities relating to the ownership, lease, maintenance or operation of the Peach Bottom Station or any portion thereof;

                  (h) Seller's Nonqualified Decommissioning Funds as of the Closing Date, including all income, interest and other earnings accrued thereon, together with all required accounting and other records;

                  (i) Seller's Qualified Decommissioning Funds as of the Closing Date, including all income, interest and other earnings accrued thereon, together with all required accounting and other records;

                  (j) All books, operating records, operating, safety and maintenance manuals, engineering design plans, blueprints and as-built plans, specifications, procedures and similar items of Seller relating specifically to the Peach Bottom Station (subject to the right of Seller to retain copies of same for its use) other than such items which are proprietary to third parties and accounting records;

                  (k) All unexpired, transferable warranties and guarantees from third parties arising out of, in respect of, or in connection with, (i) any item of Real Property or personal property, or interest therein, included in the Purchased Assets or (ii) the Assumed Liabilities;

                  (l) All claims of Seller relating to or pertaining to the Department of Energy's defaults under the Department of Energy Standard Contract (including all claims for failure by the Department of Energy to take Spent Nuclear Fuel) accrued prior to, on or after the Closing Date, whether relating to periods prior to, on or after the Closing Date, and all other claims of Seller against the Department of Energy with respect to, arising out of or in connection with the Purchased Assets, other than the claims described in Section 2.2(j); and

                  (m) The rights of Seller in, to and under all causes of action against third parties with respect to, arising out of or in connection with Seller's rights, title and interests in and to the Purchased Assets or the Assumed Liabilities, or any portion thereof, whether accruing prior to, on or after the Closing Date, other than any such causes of action as constitute Excluded Assets or Excluded Liabilities, whether received as payment or credit against future liabilities, in each case, relating to any period prior to, on or after the Closing Date.

         2.2 Excluded Assets. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall constitute or be construed as requiring Seller to sell, assign, convey, transfer or deliver, and neither PECO nor PSEG shall be entitled to purchase or acquire, any right, title or interest in, to or under the following assets and properties which are associated with the Purchased Assets, but which are hereby specifically excluded from the definition of Purchased Assets (collectively, the "Excluded Assets"):

                  (a) All certificates of deposit, shares of stock, securities, bonds, debentures, evidences of indebtedness, and interests in joint ventures, partnerships, limited liability companies and other entities, including account balances under Seller's Insurance Policies and the right, title and interest of Seller in, to and under account balances held by NEIL under Buyers' Insurance Policies, but excluding such assets comprising the Decommissioning Funds;

                  (b) All Seller's Insurance Policies and the right, title and interest of Seller in, to and under account balances held by NEIL under Buyers' Insurance Policies;

                  (c) All cash, cash equivalents, bank deposits, accounts and notes receivable (trade or otherwise), and prepaid expenses, including premiums and account balances under Seller's Insurance Policies and the right, title and interest of Seller in, to and under account balances held by NEIL under Buyers' Insurance Policies, and any income, sales, payroll or other Tax receivables (in each case, whether held by Seller or any third party, including Buyers under the Owners Agreement), but excluding such assets comprising the Decommissioning Funds;

                  (d) The right, title and interest of Seller in, to and under all intellectual property, including the names "Delmarva Power & Light Company", "DP&L" or any derivation thereof, as well as any related or similar name, or any other trade names, trademarks, service marks, corporate names and logos, or any part, derivation, colorable imitation or combination thereof;

                  (e) All tariffs, agreements and arrangements with Persons other than Buyers to which Seller is a party for the purchase or sale of electric capacity or energy, or for the purchase of transmission, distribution or ancillary services;

                  (f) Other than with respect to the Decommissioning Funds, all Tax refunds or credits (including refunds or credits of real property Taxes paid or due with respect to the Peach Bottom Station or any related Real Property), which refunds or credits are owed to Seller with respect to periods prior to the Closing Date, whether directly or indirectly, under the Owners Agreement or otherwise regardless of when actually paid (which refunds or credits shall be net to Seller of all reasonable out-of-pocket costs and expenses (including legal fees) incurred by Buyers in connection with obtaining the portion of such Tax refund or credit owed to Seller);

                  (g) The minute books, stock transfer books, corporate seal and other corporate records of Seller;

                  (h) The right, title and interest of Seller in, to and under all contracts, agreements, arrangements, licenses and leases of any nature, other than the Seller's Agreements;

                  (i) All other assets and properties owned or leased by Seller which are not used and necessary for the operation of the Peach Bottom Station or any portion thereof;

                  (j) All claims of Seller relating to or pertaining to any refund or credit received on or after the Closing Date by PECO, as operator of the Peach Bottom Station, or its successors or permitted assigns, of all or any part of Department of Energy Decommissioning and Decontamination Fees for which Seller is or was liable; provided that Seller shall not have any right to pursue such claims separately, but shall be entitled to pursue such claims solely by joint action with PECO and any other interested parties approved by Buyers, such action to be controlled by PECO in its sole discretion; provided, also that if PECO shall receive any such refund or credit on or after the Closing Date of all or any part of such Department of Energy Decommissioning and Decontamination Fees, Seller's claim to a portion of such refund shall be limited to the amount of such refund or credit multiplied by a fraction, (i) the numerator of which is the amount of Decommissioning and Decontamination Fees with respect to the Peach Bottom Station paid by Seller or on Seller's behalf, and (ii) the denominator of which is the amount of Decommissioning and Decontamination Fees with respect to the Peach Bottom Station paid by all of the parties to the Owners Agreement or on their behalf; and provided, further, that the aforesaid claims shall constitute Excluded Assets (rather than Purchased Assets) after the Closing only if Seller shall continue to pay after the Closing its proportionate share of the costs and expenses (including reasonable legal fees) of pursuing any such claims (but not Department of Energy Decommissioning and Decontamination Fees), such proportionate share to be determined as if Seller had not transferred its rights, title and interests in and to the Purchased Assets to Buyers; and

                  (k) The right, title and interest of Seller in, to and under this Agreement, the Collateral Agreement and the Additional Agreements.

         2.3 Assumed Liabilities. At the Closing (i) PECO shall assume and agree to pay, perform and otherwise discharge, without recourse to Seller (other than as set forth herein or in the Owners Agreement, as amended by the Amendment to Owners Agreement), in accordance with the terms and subject to the conditions set forth herein, the Assumed Liabilities, but only to the extent of the PECO Interest, and (ii) PSEG shall assume and agree to pay, perform and otherwise discharge, without recourse to Seller (other than as set forth herein or in the Owners Agreement, as amended by the Amendment to Owners Agreement), in accordance with the terms and subject to the conditions set forth herein, the Assumed Liabilities, but only to the extent of the PSEG Interest, in each case, including those set forth below; provided that nothing set forth in this Section
2.3 shall require Buyers to assume any liabilities or obligations that are expressly excluded pursuant to Section 2.4:

                  (a) All liabilities and obligations of Seller arising on or after the Closing Date under the Seller's Agreements and the Transferable Permits in accordance with the terms thereof, except, in each case, to the extent such liabilities and obligations, but for a breach or default by Seller, would have been paid, performed or otherwise discharged prior to the Closing Date;

                  (b) All liabilities and obligations of Seller in respect of Taxes for which any Buyer is liable pursuant to Section 7.5 hereof;

                  (c) Other than those set forth in Section 2.4(g), all liabilities and obligations of Seller arising under or relating to Environmental Laws or relating to any claim in respect of Environmental Conditions or Hazardous Substances, whether based on common law or Environmental Laws, whether relating to the Sites or any Off-Site Location, in either case, whether such liabilities or obligations are known or unknown, contingent or accrued, including (i) any violation or alleged violation of Environmental Laws with respect to the ownership, lease, maintenance or operation of any of the Purchased Assets, including any fines or penalties that arise in connection with the ownership, lease, maintenance or operation of the Purchased Assets prior to, on or after the Closing Date, and the costs associated with correcting any such violations; (ii) loss of life, injury to Persons or property or damage to natural resources (whether or not such loss, injury or damage arose or was made manifest before the Closing Date or arises or becomes manifest prior to, on or after the Closing Date), in each case, caused (or allegedly caused) by any Environmental Condition or the presence or Release of Hazardous Substances at, on, in, under, or migrating from the Purchased Assets prior to, on or after the Closing Date, including any Environmental Condition or Hazardous Substances contained in building materials at or adjacent to the Purchased Assets or in the soil, surface water, sediments, groundwater, landfill cells, or in other environmental media at or near the Purchased Assets; (iii) the investigation or Remediation (whether or not such investigation or Remediation commenced before the Closing Date or commences on or after the Closing Date) of any Environmental Condition or Hazardous Substances that are present or have been Released prior to, on or after the Closing Date at, on, in, under or migrating from the Purchased Assets or in the soil, surface water, sediments, groundwater, landfill cells or in other environmental media at or adjacent to the Purchased Assets;
(iv) loss of life, injury to persons or property or damage to natural resources (whether or not such loss, injury or damage arose or was made manifest before the Closing Date or arises or becomes manifest on or after the Closing Date) caused or allegedly caused by the disposal, storage, transportation, discharge,

Release or recycling of Hazardous Substances at an Off-Site Location, or the arrangement for such activities, prior to, on or after the Closing Date, in connection with the ownership, lease, maintenance or operation of the Purchased Assets; and (v) the investigation or Remediation (whether or not such investigation or Remediation commenced before the Closing Date or commences on or after the Closing Date) of Hazardous Substances that are disposed, stored, transported, discharged, Released, recycled at an Off-Site Location, or the arrangement for such activities, prior to, on or after the Closing Date, in connection with the ownership, lease, maintenance or operation of the Purchased Assets;

                  (d) All liabilities and obligations of Seller in respect of Decommissioning the Peach Bottom Station, and the Decommissioning Costs relating thereto, whether arising prior to, on or after the Closing Date (collectively, "Assumed Decommissioning Liabilities");

                  (e) Other than as set forth in Section 2.4(h), all liabilities and obligations of Seller arising under or relating to Nuclear Laws, and all liabilities and obligations of Seller arising under or relating to Nuclear Materials or to any claim in respect thereof, whether based on Nuclear Laws, Environmental Laws, common law or otherwise (excluding liabilities and obligations for Department of Energy Decommissioning and Decontamination Fees, which are governed by Section 2.7), whether such liabilities or obligations are known or unknown, contingent or accrued, in each case, arising or occurring prior to, on or after the Closing Date, including all asserted or unasserted liabilities or obligations to third parties (including employees) for personal injury or tort, or any other theory of liability, arising out of the ownership, lease, maintenance or operation of the Purchased Assets prior to, on or after the Closing Date, including liabilities and obligations arising out of or resulting from the transportation, treatment, storage or disposal of Nuclear Materials, including liabilities and obligations arising out of or resulting from a "nuclear incident" or "precautionary evacuation" (as such terms are defined in the Atomic Energy Act) at the Peach Bottom Station, or any other licensed nuclear reactor site in the United States, or in the course of the transportation of Nuclear Materials to or from the Peach Bottom Station, or any other such site prior to, on or after the Closing Date, including liability for all deferred premiums assessed in connection with such a nuclear incident or precautionary evacuation under any applicable NRC or industry retrospective rating plan or insurance policy, including any mutual insurance pools established in compliance with the requirements imposed under Section 170 of the Atomic Energy Act and 10 C.F.R. Part 140 or 10 C.F.R. Section 50.54(w), including all liabilities and obligations of Seller for retrospective premium obligations under Seller's Insurance Policies or Buyers' Insurance Policies (collectively, "Assumed Nuclear Liabilities");

                  (f) All liabilities and obligations of Seller in respect of Spent Nuclear Fuel, including Spent Nuclear Fuel Fees, whether such liability or obligation is known or unknown, contingent or accrued, and whether arising or occurring prior to, on or after the Closing Date, except as specified in Section
2.6 (collectively, "Assumed Spent Fuel Liabilities"); and

                  (g) With respect to the Purchased Assets, any Tax that may be imposed on Seller by any Governmental Authority on the ownership, lease, maintenance, operation, or use of the Purchased Assets on or after the Closing Date, except for any Income Tax attributable to income (including proceeds representing the Purchase Price or proceeds of asset sales) received by Seller and any Transfer Taxes for which Seller is liable pursuant to Section 7.5.

         2.4 Excluded Liabilities. Notwithstanding anything to the contrary in
Section 2.3, Buyers shall not assume or be obligated to pay, perform or otherwise discharge the following liabilities or obligations of Seller (the "Excluded Liabilities"):

                  (a) Any liabilities or obligations of Seller arising out of, in respect of, or in connection with, any Excluded Assets or other assets of Seller which are not Purchased Assets;

                  (b) Any liabilities or obligations of Seller arising out of, in respect of, or in connection with, Taxes attributable to the Purchased Assets for taxable periods, or portions thereof, ending before the Closing Date, except for Transfer Taxes and Taxes for which any Buyer is liable pursuant to Section 7.5;

                  (c) Any liabilities or obligations of Seller accruing under any of the Seller's Agreements prior to the Closing Date;

                  (d) Any payment obligations of Seller under the Owners Agreement, as amended by the Amendment to Owners Agreement, for goods delivered or services rendered or liabilities incurred prior to the Closing Date, except for such obligations for which Buyers or any other Person (other than Seller) are liable under the Owners Agreement, as amended by the Amendment to Owners Agreement;

                  (e) Any and all asserted or unasserted liabilities or obligations to third parties (including employees of Seller) for personal injury or tort, or similar causes of action relating to Seller's acts or omissions in connection with the ownership of the Purchased Assets arising during or attributable to the period prior to the Closing Date, other than liabilities or obligations assumed by Buyers under Sections 2.3(c) and (e);

                  (f) Any fines or similar penalties imposed by and payable to any Governmental Authority under applicable Law (as in effect prior to the Closing Date, notwithstanding any provision hereof to the contrary) with respect to the Purchased Assets resulting from (i) an investigation, proceeding, request for information or inspection before or by a Governmental Authority directly relating to actions or omissions by Seller prior to the Closing Date or (ii) violations of applicable Law (as in effect prior to the Closing Date, notwithstanding any provision hereof to the contrary), wilful misconduct or gross negligence directly relating to actions or omissions by Seller prior to the Closing Date;

                  (g) Any liabilities or obligations of Seller arising under or relating to any claim in respect of Environmental Conditions or Hazardous Substances, in each case, relating to the Purchased Assets, but only to the extent relating to any Off-Site Location and of which Seller has Knowledge prior to the Closing Date; and

                  (h) Any liabilities or obligations of Seller arising under or relating to Nuclear Laws, and any liabilities or obligations of Seller arising under or relating to Nuclear Materials or to any claim in respect thereof, whether based on Nuclear Laws, Environmental Laws, common law or otherwise, in connection with the ownership, lease, maintenance or operation of the Purchased Assets, but only to the extent relating to any written assessment by any Governmental Authority prior to the Closing Date with respect to any Nuclear Incident (as defined in the Atomic Energy Act) occurring prior to the Closing Date, which assessment exceeds the aggregate amount of the policy limits under all applicable Buyers' Insurance Policies.

         2.5      Control of Litigation.

                  (a) The Parties acknowledge and agree that, from and after the Closing Date, Seller shall be entitled exclusively to control, defend and settle any suit, action or proceeding, and any investigation arising out of or related to any Excluded Assets or Excluded Liabilities, so long as such control, defense or settlement does not unreasonably interfere with Buyers' operation of the Peach Bottom Station; and Buyers agree to cooperate fully in connection therewith provided, however, that Seller shall reimburse Buyers for all reasonable costs and expenses incurred in providing such cooperation.

                  (b) The Parties acknowledge and agree that, from and after the Closing Date, Buyers shall be entitled exclusively to control, defend and settle any suit, action or proceeding, and any investigation arising out of or related to any Purchased Assets or Assumed Liabilities, so long as such control, defense or settlement does not unreasonably interfere with Seller's ownership of the Excluded Assets or with the Excluded Liabilities; and Seller agrees to cooperate fully in connection herewith, provided, however, that PECO or PSEG, as the case may be, shall reimburse Seller for all reasonable costs and expenses incurred in providing such cooperation to PECO or to PSEG, as the case may be.

         2.6 Spent Nuclear Fuel Fees. Seller, to the extent of the Peach Bottom Interest, shall be liable for and pay, pursuant to the Owners Agreement, all Spent Nuclear Fuel Fees in effect prior to the Closing Date with respect to its share of electricity generated at and sold from the Peach Bottom Station prior to the Closing Date, and Buyers shall have no liability or obligation in respect thereof. PECO, to the extent of the PECO Interest, and PSEG, to the extent of the PSEG Interest, shall be liable for and pay all Spent Nuclear Fuel Fees with respect to its share of electricity generated at and sold from the Peach Bottom Station from and after the Closing Date, together with all additional Spent Nuclear Fees that are assessed or become effective on or after the Closing Date, whether assessed with respect to electricity generated at and sold from the Peach Bottom Station prior to, on or after the Closing Date, and Seller shall have no further liability or obligation in respect thereof. Without limiting the liability of Buyers under Sections 2.3(e) and (f), from and after the Closing Date, PECO, to the extent of the PECO Interest, and PSEG, to the extent of the PSEG Interest, shall assume title to, and such liabilities and obligations as Seller may have for the storage and disposal of, Spent Nuclear Fuel presently stored at the Peach Bottom Station (including any such fuel which may have been used in connection with generating Seller's share of electricity at the Peach Bottom Station). From and after the Closing Date, Buyers shall have all rights of recovery from third parties and the Department of Energy relating to, arising from or in connection with the Department of Energy's failure to take Spent Nuclear Fuel.

         2.7 Department of Energy Decommissioning and Decontamination Fees. Seller, to the extent of the Peach Bottom Interest, shall be liable for and pay, pursuant to the Owners Agreement, its pro rata share of Department of Energy Decommissioning and Decontamination Fees prior to the Closing Date, and, thereafter, PECO, to the extent of the PECO Interest, and PSEG, to the extent of the PSEG Interest, shall be liable for and pay, and Seller shall have no liability for, such Department of Energy Decommissioning and Decontamination Fees, together with all additional assessments for Department of Energy Decommissioning and Decontamination Fees that become effective on or after the Closing Date, whether assessed with respect to any period occurring prior to, on or after the Closing Date.


                                   ARTICLE III

                                   THE CLOSING

         3.1 Closing. Upon the terms and subject to the satisfaction of the conditions contained in Article VIII, the sale, assignment, conveyance, transfer and delivery of Seller's rights, title and interests in and to the Purchased Assets by Seller to Buyers, and the purchase, assumption and acquisition by Buyers of the Purchased Assets and the Assumed Liabilities, and the consummation of the other transactions contemplated hereby, shall take place at a closing (the "Closing ") to be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Rodney Square, Wilmington, Delaware, at 10:00 a.m. local time, or at such other time and location as may be agreed upon in writing among Buyers and Seller, within five (5) Business Days following the date on which the last of the conditions precedent to the Closing set forth in Sections 8.1(a), 8.2(a), 8.3(a) and 8.4(a) of this Agreement, shall have been satisfied or, to the extent permitted by applicable Law, waived by the Party for whose benefit such conditions precedent exist. The date on which the Closing actually occurs is hereinafter called the "Closing Date." The Closing shall be effective for all purposes as of 12:01 a.m., New York City time, on the Closing Date.

         3.2      Payment of PECO Purchase Price.

                  (a) Upon the terms and subject to the satisfaction of the conditions set forth in this Agreement, in consideration of the aforesaid sale, assignment, conveyance, transfer and delivery of the Purchased Assets, to the extent of the PECO Interest, PECO shall, at the Closing, (i) pay, or cause to be paid, to Seller cash in an amount equal to the sum of (A) $2,550,000 plus (B) 3.755% of the Net Book Value, as of the Closing Date, of the Nuclear Fuel

Supplies (the "PECO Purchase Price") and (ii) assume and agree to pay, perform or otherwise discharge the Assumed Liabilities, to the extent of the PECO Interest.

                  (b) At least five (5) Business Days prior to the Closing Date, PECO shall provide to Seller a written estimate of 3.755% of the Net Book Value, as of the Closing Date, of the Nuclear Fuel Supplies (the "Estimated PECO Nuclear Fuel Supply Amount"), which shall be certified in writing by an appropriate officer of PECO.

                  (c) At the Closing, in furtherance but not in duplication of
Section 3.2(a), PECO shall pay to Seller cash in an aggregate amount equal to the sum of (i) $2,550,000 plus (ii) the Estimated PECO Nuclear Fuel Supply Amount (the "PECO Closing Payment"). The PECO Closing Payment shall be paid to Seller by PECO at the Closing by wire transfer of immediately available funds to the account of Seller designated by Seller at least two (2) Business Days prior to the Closing Date.

         3.3      Adjustment to PECO Nuclear Fuel Supply Payment.

                  (a) Within sixty (60) days after the Closing Date, PECO shall deliver to Seller, at PECO's sole cost and expense, a statement (the "PECO Closing Statement") setting forth 3.755% of the Net Book Value, as of the Closing Date, of the Nuclear Fuel Supplies (the "PECO Closing Nuclear Fuel Supply Amount"), together with a calculation of the PECO Purchase Price. Concurrently with the delivery of the PECO Closing Statement, PECO shall furnish to Seller such documents and other records as may be reasonably requested by Seller in order to confirm the information and calculation set forth in the PECO Closing Statement.

                  (b) In the event that Seller is in disagreement with the PECO Closing Nuclear Fuel Supply Amount, and in the event that the aggregate amount of such disagreements exceeds $50,000, Seller shall, within ten (10) Business Days after receipt of the PECO Closing Statement, notify PECO of such disagreements setting forth with specificity the nature and amounts thereof. In the event that Seller is in disagreement with only a portion of the PECO Closing Nuclear Fuel Supply Amount, PECO or Seller, as the case may be, shall pay all undisputed amounts in the manner set forth in Section 3.3(c); and all other amounts shall be paid at such time as all disagreements are resolved in accordance with this Section 3.3(b). If (i) the aggregate amount of the disagreements referred to in this Section 3.3(b) does not exceed $50,000 or (ii)

Seller fails to notify PECO of all disagreements within the ten (10) Business Day period provided for herein, then the PECO Closing Nuclear Fuel Supply Amount, as delivered by PECO pursuant to Section 3.3(a), shall be final, binding and conclusive on the Parties. If Seller is in disagreement with the PECO Closing Nuclear Fuel Supply Amount and notifies PECO within such ten (10) Business Day period, then the Parties shall promptly attempt to resolve such disagreements by negotiation. If the Parties are unable to resolve such disagreements within thirty (30) days following such notice of disagreement by Seller, then the Parties shall appoint an Independent Accounting Firm within forty-five (45) days following such notice, which shall review the PECO Closing Statement and determine the PECO Closing Nuclear Fuel Supply Amount. Resolution of any disagreements shall be made by the Independent Accounting Firm in a writing addressed to all Parties within thirty (30) days following referral to it by the Parties of such disagreements in accordance with this Agreement. The findings of such Independent Accounting Firm shall be final, binding and conclusive on the Parties. All costs and fees of the Independent Accounting Firm shall be borne equally by Seller and PECO.

                  (c) No later than the fifth (5th) Business Day following the determination of the PECO Closing Nuclear Fuel Supply Amount pursuant to Section 3.3(b), either (i) PECO shall pay to Seller the amount, if any, by which the PECO Purchase Price exceeds the PECO Closing Payment, or (ii) Seller shall pay to PECO the amount, if any, by which the PECO Closing Payment exceeds the PECO Purchase Price, in either case, together with simple interest accruing on such payment at the Prime Rate (as defined below) from the Closing Date through and including the date of payment, by wire transfer of immediately available funds to an account designated by the receiving Party. As used herein, "Prime Rate" means, as of any date, the prime rate as published in The Wall Street Journal on such date or, if not published on such date, on the most recent date of publication.

         3.4      Payment of PSEG Purchase Price.

                  (a) Upon the terms and subject to the satisfaction of the conditions set forth in this Agreement, in consideration of the aforesaid sale, assignment, conveyance, transfer and delivery of the Purchased Assets, to the extent of the PSEG Interest, PSEG shall, at the Closing, (i) pay, or cause to be paid, to Seller cash in an amount equal to the sum of (A) $2,550,000 plus (B) 3.755% of the Net Book Value, as of the Closing Date, of the Nuclear Fuel Supplies (the "PSEG Purchase Price") and (ii) assume and agree to pay, perform or otherwise discharge the Assumed Liabilities, to the extent of the PSEG Interest.

                  (b) At least five (5) Business Days prior to the Closing Date, PECO shall provide to Seller, a written estimate of 3.755% of the Net Book Value, as of the Closing Date, of the Nuclear Fuel Supplies (the "Estimated PSEG Nuclear Fuel Supply Amount"), which shall be certified in writing by an appropriate officer of PECO.

                  (c) At the Closing, in furtherance but not in duplication of
Section 3.4(a), PSEG shall pay to Seller cash in an aggregate amount equal to the sum of (i) $2,550,000 plus (ii) the Estimated PSEG Nuclear Fuel Supply Amount (the "PSEG Closing Payment"). The PSEG Closing Payment shall be paid to Seller by PSEG at the Closing by wire transfer of immediately available funds to the account of Seller designated by Seller at least two (2) Business Days prior to the Closing Date.

         3.5      Adjustment to PSEG Nuclear Fuel Supply Payment.

                  (a) Within sixty (60) days after the Closing Date, PECO shall deliver to Seller at PSEG's sole cost and expense, a statement (the "PSEG Closing Statement") setting forth 3.755% of the Net Book Value, as of the Closing Date, of the Nuclear Fuel Supplies (the "PSEG Closing Nuclear Fuel Supply Amount"), together with a calculation of the PSEG Purchase Price. Concurrently with the delivery of the PSEG Closing Statement, PECO, at PSEG's sole cost and expense, shall furnish to Seller such documents and other records as may be reasonably requested by Seller in order to confirm the information and calculation set forth in the PSEG Closing Statement.

                  (b) In the event that Seller is in disagreement with the PSEG Closing Nuclear Fuel Supply Amount, and in the event that the aggregate amount of such disagreements exceeds $50,000, Seller shall, within ten (10) Business Days after receipt of the PSEG Closing Statement, notify PSEG of such disagreements setting forth with specificity the nature and amounts thereof. In the event that Seller is in disagreement with only a portion of the PSEG Closing Nuclear Fuel Supply Amount, PSEG or Seller, as the case may be, shall pay all undisputed amounts in the manner set forth in Section 3.5(c); and all other amounts shall be paid at such time as all disagreements are resolved in accordance with this Section 3.5(b). If (i) the aggregate amount of the disagreements referred to in this Section 3.5(b) does not exceed $50,000 or (ii) Seller fails to notify PSEG of all disagreements within the ten (10) Business Day period provided for herein, then the PSEG Closing Nuclear Fuel Supply Amount, as delivered by PSEG pursuant to Section 3.5(a), shall be final, binding and conclusive on the Parties. If Seller is in disagreement with the PSEG Closing Nuclear Fuel Supply Amount and notifies PSEG within such ten (10) Business Day period, then the Parties shall promptly attempt to resolve such disagreements by negotiation. If the Parties are unable to resolve such disagreements within thirty (30) days following such notice of disagreement by Seller, then the Parties shall appoint an Independent Accounting Firm within forty-five (45) days following such notice, which shall review the PSEG Closing Statement and determine the PSEG Closing Nuclear Fuel Supply Amount. Resolution of any disagreements shall be made by the Independent Accounting Firm in a writing addressed to all Parties within thirty (30) days following referral to it by the Parties of such disagreements in accordance with this Agreement. The findings of such Independent Accounting Firm shall be final, binding and conclusive on the Parties. All costs and fees of the Independent Accounting Firm shall be borne equally by Seller and PSEG.

                  (c) No later than the fifth (5th) Business Day following the determination of the PSEG Closing Nuclear Fuel Supply Amount pursuant to Section 3.5(b), either (i) PSEG shall pay to Seller the amount, if any, by which the PSEG Purchase Price exceeds the PSEG Closing Payment, or (ii) Seller shall pay to PSEG the amount, if any, by which the PSEG Closing Payment exceeds the PSEG Purchase Price, in either case, together with simple interest accruing on such payment at the Prime Rate (as defined below) from the Closing Date through and including the date of payment, by wire transfer of immediately available funds to an account designated by the receiving Party.

         3.6 Tax Reporting and Allocation of Purchase Prices. Buyers and Seller shall treat the transactions contemplated by Article II as the acquisition by Buyers of a trade or business for all United States federal income tax purposes and agree that no portion of such transactions will be treated in whole or in part as a payment for services (or future services) for United States federal income tax purposes. Prior to the Closing Date, Buyers and Seller shall allocate between items which are "real estate" and items which are personal property or "permanently attached machinery and equipment in an industrial plant", as those terms are used in the Pennsylvania realty transfer tax statute, Act of July 2, 1996 P.L. 318, as amended, and the regulations promulgated pursuant thereto by the Pennsylvania Department of Revenue at Chapter 91 of the Pennsylvania Code. Buyers shall deliver to Seller at the Closing a preliminary allocation among the Purchased Assets of the PECO Purchase Price and the PSEG Purchase Price and such other consideration paid to Seller pursuant to this Agreement and, as soon as practicable following the Closing (but in any event within ten (10) Business Days following the final determination of the PECO Closing Nuclear Fuel Supply Amount and the PSEG Closing Nuclear Fuel Supply Amount), PECO shall prepare and deliver to Seller a final allocation of the PECO Purchase Price and additional consideration described in the preceding clause, and the post-closing adjustments pursuant to Section 3.3(b), among the Purchased Assets, and PSEG shall deliver to Seller a final allocation of the PSEG Purchase Price and the additional consideration described in the preceding clause, and the post-closing adjustments pursuant to Section 3.5(b), among the Purchased Assets (each, an "Allocation"). Each Allocation shall be consistent with Section 1060 of the Code and the regulations thereunder ("Applicable Tax Law"). Seller hereby agrees to accept PECO's and PSEG's Allocation unless Seller determines that any such Allocation (including any valuations and the determination of the PECO Purchase Price, the PSEG Purchase Price or other consideration) was not prepared in accordance with Applicable Tax Law. If Seller so determines, Seller shall within twenty (20) Business Days thereafter propose any changes necessary to cause the Allocation to be prepared in accordance with Applicable Tax Law. Within ten (10) Business Days following delivery of such proposed changes, PECO or PSEG, as the case may be, shall provide Seller with a statement of any objections to such proposed changes, together with a reasonably detailed explanation of the reasons therefor. If PECO or PSEG, as the case may be, and Seller are unable to resolve any disputed objections within ten (10) Business Days thereafter, such objections shall be referred to the Independent Accounting Firm, who shall determine the Allocation (including any valuations and the determination of the PECO Purchase Price, the PSEG Purchase Price or other consideration). The Independent Accounting Firm shall be instructed to deliver to PECO or PSEG, as the case may be, and Seller a written determination of the proper allocation of such disputed items within twenty (20) Business Days. Such determination shall be final, conclusive and binding upon the Parties for all purposes, and the Allocation shall be so adjusted (the Allocation, including the adjustment, if any, to be referred to as the "Final Allocation"). The fees and disbursements of the Independent Accounting Firm attributable to any Allocation shall be shared equally by PECO or PSEG, as the case may be, and Seller. Each of PECO, PSEG and Seller agrees to timely file Internal Revenue Service Form 8594, and all Federal, state, local and foreign Tax Returns, in accordance with such Final Allocation and to report the transactions contemplated by this Agreement for Federal Income Tax and all other tax purpose in a manner consistent with the Final Allocation. Each of PECO, PSEG and Seller agrees to promptly provide the other Parties with any additional information and reasonable assistance required to complete Form 8594, or compute Taxes arising in connection with (or otherwise affected by) the transactions contemplated hereunder. Each of PECO, PSEG and

Seller shall timely notify the other Parties and each shall timely provide the other Parties with reasonable assistance in the event of an examination, audit or other proceeding regarding the Final Allocation.

         3.7      Prorations.

                  (a) Buyers and Seller agree that, except as otherwise provided in this Agreement, all of the items customarily prorated relating to the ownership, lease, maintenance and operation of the Purchased Assets, including those listed below (but not including Income Taxes), shall be prorated as of the Closing Date, without any duplication of payment under the Owners Agreement, as amended by the Amendment to Owners Agreement with Seller liable to the extent such items relate to any period prior to the Closing Date, and PECO, to the extent of the PECO Interest, and PSEG, to the extent of the PSEG Interest, liable to the extent such items relate to any period on or after the Closing Date (measured in the same units used to compute the item in question, or otherwise measured by calendar days):

                           (i)   Personal property, real estate (including
PURTA) and occupancy Taxes, assessments and other charges, if any, on or arising out of, in respect of, or in connection with, the ownership, lease, maintenance or operation of the Purchased Assets;

                           (ii)  Rent, Taxes and all other items (including
prepaid services and goods not included in Inventories), in each case, payable by or to Seller under any of the Seller's Agreements assigned to and assumed by Buyers;

                           (iii) Any permit, license, registration, compliance
assurance fees or other fees arising out of, in respect of, or in connection with, any Transferable Permit;

                           (iv)  Sewer rents and charges for water, telephone,
electricity and other utilities arising out of, in respect of, or in connection with, the Purchased Assets;

                           (v)   Insurance premiums paid on or with respect to
the ownership, lease, maintenance or operation of the Purchased Assets, to the extent payable under the Buyer's Insurance Policies;

                           (vi)  Spent Nuclear Fuel Fees, in the manner
contemplated by Section 2.6;

                           (vii) Department of Energy Decommissioning and
Decontamination Fees, in the manner contemplated by Section 2.7; and

                           (viii)Prepaid operating and maintenance expenses,
whether arising under the Owners Agreement or otherwise.

                  (b) Seller, on the one hand, and PECO, to the extent of the PECO Interest, and PSEG, to the extent of the PSEG Interest, on the other hand, as the case may be, shall promptly reimburse the other Party or Parties that portion of any amount paid by such other Party or Parties to the extent relating to the period for which Seller or Buyers, as the case may be, is liable under
Section 3.7(a), in each case, upon presentation of a statement setting forth in reasonable detail the nature and amount of any such payment. In connection with the prorations set forth in Section 3.7(a), if actual figures are not available on the Closing Date, the proration shall be calculated based upon the respective amounts accrued through the Closing Date or paid for the most recent year or other appropriate period for which such amounts paid are available. All prorated amounts shall be recalculated and paid to the appropriate Party within sixty
(60) days after the date that the previously unavailable actual figures become available. Seller and Buyers shall furnish each other with such documents and other records as may be reasonably requested in order to confirm all proration calculations made pursuant to this Section 3.7. Notwithstanding anything to the contrary herein, no proration shall be made under this Section 3.7 with respect to (i) real property Tax refunds that are Excluded Assets under Section 2.2(h) or (ii) Taxes payable by Buyers pursuant to Section 7.5(a).

                  (c) To the extent of the Peach Bottom Interest, Seller shall be responsible for any Pennsylvania public utility realty tax pursuant to 72 P.S. Section 8102- A ("PURTA"), additional PURTA assessments pursuant to 72 P.S.
Section 8104-A, or any successor tax or fee assessed on the Purchased Assets relating to years ending prior to the Closing Date. In addition, pursuant to the Owners Agreement, Seller shall reimburse PECO, to the extent of the PECO Interest, and PSEG, to the extent of the PSEG Interest, in accordance with this
Section 3.7(c), for its proportionate share of PURTA, additional PURTA assessments or any successor tax or fee levied or assessed, with respect to the Purchased Assets, for the year in which the Closing occurs. The proration shall be based upon the number of days within the Closing year that Seller owned the

Purchased Assets. For example, if the Closing were to occur on December 1, 1999, and $1,000,000 in PURTA, additional PURTA assessments or any successor tax or fee were levied or assessed with respect to the Peach Bottom Station for 1999, then Seller's proportionate share of such tax or fee would be calculated by multiplying (i) the product obtained by multiplying $1,000,000 by a fraction, the numerator of which is the amount of calendar days in 1999 which Seller owned the Purchased Assets (335), and the denominator of which is the amount of days in 1999 (365), by (ii) 0.0751. Therefore, the aggregate amount of Seller's proportionate share to be reimbursed to Buyers will be $1,000,000 multiplied by 335/365, or $917,808.20 multiplied by 0.0751, or $68,927.40. The reimbursement payable by Seller to PECO, to the extent of the PECO Interest, and PSEG, to the extent of the PSEG Interest, hereunder shall be paid by Seller within sixty (60) days after Seller's receipt from PECO of documentation showing the imposition of PURTA, additional PURTA assessment, or any successor tax or fee on the Peach Bottom Station in the Closing year. Seller, at its own expense, shall have the right to contest or appeal with any Tax authority any amounts due under this
Section 3.7(c). Notwithstanding any provision herein to the contrary, in determining the amount payable by Seller to PECO and PSEG, as the case may be, under this Section 3.7(c), Seller shall be credited for all previous payments by Seller in respect of PURTA for the Closing year paid to PECO or PSEG, as the case may be under Section 3.7(a) or the Owners Agreement.

         3.8 Deliveries by Seller. At the Closing, Seller shall deliver, or cause to be delivered, the following to Buyers:

                  (a) The Deeds, duly executed by Seller and in recordable form, subject only to Permitted Encumbrances, and any owner's affidavits or similar documents reasonably required by PECO's and PSEG's title insurance company;

                  (b) The Bills of Sale, duly executed by Seller;

                  (c) The Assignment and Assumption Agreements, duly executed by Seller;

                  (d) Evidence, in form and substance reasonably satisfactory to Buyers and their respective counsel, of Seller's receipt of (i) the Seller's Required Regulatory Approvals and (ii) the consents and approvals set forth on
Schedule 4.3(a);

                  (e) The opinions of counsel to Seller to the effect set forth in Exhibit G hereto, subject to customary limitations and qualifications;

                  (f) A Certificate of Good Standing with respect to Seller, as of a recent date, issued by the Secretary of State of the State of Delaware and the Commonwealth of Virginia;

                  (g) To the extent available, originals of all Seller's Agreements to which Seller is a party and Transferable Permits issued to Seller and, if not available, true and correct copies thereof;

                  (h) A certificate addressed to each Buyer dated the Closing Date executed by the duly authorized officers of Seller to the effect that, to such officers' Knowledge, the conditions set forth in Sections 8.2(b) and (c) and 8.3(b) and (c) have been satisfied by Seller and that each of the representations and warranties of Seller made in this Agreement are true and correct in all material respects as though made at and as of the Closing Date;

                  (i) The Amendment to Owners Agreement, duly executed by
Seller;

                  (j) A FIRPTA Affidavit to each Buyer, duly executed by Seller;

                  (k) Copies, certified by the Secretary or Assistant Secretary of Seller, of corporate resolutions authorizing the execution and delivery of this Agreement, each Additional Agreement to which Seller is a party and all of the other agreements and instruments, in each case, to be executed and delivered by Seller in connection herewith;

                  (l) A certificate of the Secretary or Assistant Secretary of Seller identifying the name and title and bearing the signatures of the officers of Seller authorized to execute and deliver this Agreement, each Additional Agreement to which Seller is a party and the other agreements and instruments contemplated hereby;

                  (m) All such other agreements, documents, instruments and writings as shall, in the reasonable opinion of either Buyer and its counsel, be necessary to sell, assign, convey, transfer and deliver all of Seller's rights, title and interests in and to the Purchased Assets, to PECO, to the extent of the PECO Interest, and to PSEG, to the extent of the PSEG Interest, in accordance with this Agreement and, where necessary or desirable, in recordable form, provided that Seller shall not be required to prepare or obtain any survey, abstract, title opinion or title insurance policy with respect to the Real Property; and

                  (n) All such other agreements, documents, instruments and writings as are required to be delivered by Seller at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably required in connection herewith.

         3.9 Deliveries by PECO. At the Closing, PECO shall deliver, or cause to be delivered, the following to Seller:

                  (a) The PECO Closing Payment, by wire transfer of immediately available funds to the account of Seller designated by Seller at least two (2) Business Days prior to the Closing Date;

                  (b) The Assignment and Assumption Agreement, duly executed by PECO;

                  (c) The Amendment to Owners Agreement, duly executed by PECO;

                  (d) Copies, certified by the Secretary or Assistant Secretary of PECO, of resolutions authorizing the execution and delivery of this Agreement, each Additional Agreement to which PECO is a party and all of the agreements and instruments, in each case, to be executed and delivered by PECO in connection herewith;

                  (e) A certificate of the Secretary or Assistant Secretary of PECO identifying the name and title and bearing the signatures of the officers of PECO authorized to execute and deliver this Agreement, each Additional Agreement to which PECO is a party and the other agreements contemplated hereby;

                  (f) Certificates of insurance required pursuant to 10 C.F.R. Parts 50 and 140;

                  (g) Evidence, in form and substance reasonably satisfactory to Seller and its counsel, of PECO's receipt of the PECO Required Regulatory Approvals;

                  (h) The opinions of counsel to PECO to the effect set forth in Exhibit H hereto, subject to customary limitations and qualifications;

                  (i) A Certificate of Good Standing with respect to PECO, as of a recent date, issued by the Secretary of State of the state of organization of PECO;

                  (j) A certificate dated the Closing Date executed by the duly authorized officers of PECO to the effect that, to such officers' Knowledge, the conditions set forth in Sections 8.4(b) and (c) have been satisfied by PECO and that each of the representations and warranties of PECO made in this Agreement are true and correct in all material respects as though made at and as of the Closing Date;

                  (k) All such other agreements, documents, instruments and writings as shall, in the reasonable opinion of Seller and its counsel, be necessary for PECO to purchase and acquire Seller's rights, title and interests in and to the Purchased Assets, to the extent of the PECO Interest, and to assume the Assumed Liabilities, to the extent of the PECO Interest, in each case, in accordance with this Agreement and, where necessary or desirable, in recordable form; and

                  (l) All such other agreements, documents, instruments and writings as are required to be delivered by PECO at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably required in connection herewith.

         3.10 Deliveries by PSEG. At the Closing, PSEG shall deliver, or cause to be delivered, the following to Seller:

                  (a) The PSEG Closing Payment, by wire transfer of immediately available funds to the account of Seller designated by Seller at least two (2) Business Days prior to the Closing Date;

                  (b) The Assignment and Assumption Agreement, duly executed by PSEG;

                  (c) The Amendment to Owners Agreement, duly executed by PSEG;

                  (d) Copies, certified by the Secretary or Assistant Secretary of PSEG, of resolutions authorizing the execution and delivery of this

Agreement, each Additional Agreement to which PSEG is a party and all of the agreements and instruments, in each case, to be executed and delivered by PSEG in connection herewith;

                  (e) A certificate of the Secretary or Assistant Secretary of PSEG identifying the name and title and bearing the signatures of the officers of PSEG authorized to execute and deliver this Agreement, each Additional Agreement to which PSEG is a party and the other agreements contemplated hereby;

                  (f) Evidence, in form and substance reasonably satisfactory to Seller and its counsel, of PSEG's receipt of the PSEG Required Regulatory Approvals;

                  (g) The opinions of counsel to PSEG to the effect set forth in Exhibit H hereto, subject to customary limitations and qualifications;

                  (h) A Certificate of Good Standing with respect to PSEG, as of a recent date, issued by the Secretary of State of the state of organization of PSEG;

                  (i) A certificate dated the Closing Date executed by the duly authorized officers of PSEG to the effect that, to such officers' Knowledge, the conditions set forth in Sections 8.4(f) and (g) have been satisfied by PSEG and that each of the representations and warranties of PSEG made in this Agreement are true and correct in all material respects as though made at and as of the Closing Date;

                  (j) All such other agreements, documents, instruments and writings as shall, in the reasonable opinion of Seller and its counsel, be necessary for PSEG to purchase and acquire Seller's rights, title and interests in and to the Purchased Assets, to the extent of the PSEG Interest, and to assume the Assumed Liabilities, to the extent of the PSEG Interest, in each case, in accordance with this Agreement and, where necessary or desirable, in recordable form; and

                  (k) All such other agreements, documents, instruments and writings as are required to be delivered by PSEG at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably required in connection herewith.

         3.11 Relationship of this Agreement and Collateral Agreement. The transactions contemplated by this Agreement, together with the transactions contemplated by the Collateral Agreement, are intended by the Parties to be consummated substantially simultaneously; and if any of the transactions contemplated hereby or by the Collateral Agreement are not consummated on the Closing Date in accordance with the terms and subject to the conditions set forth herein and therein, as applicable, then each Party shall take, or cause to be taken, all actions, and do, or cause to be done, all things, in each case, that are necessary to dissolve and invalidate all transactions contemplated hereby; provided, however, that if the failure to consummate the transactions contemplated hereby or by the Collateral Agreement results from a default or breach of a party under this Agreement or the Collateral Agreement, then nothing in the foregoing shall preclude or limit the rights or remedies of any Party in connection with such default or breach.

         3.12 Owners Agreement to Govern. The Parties agree that, except as otherwise expressly provided in Section 7.1 of this Agreement, the Parties' ownership, lease, maintenance and operation prior to the Closing Date of the Peach Bottom Station shall be governed by the Owners Agreement.

         3.13 Additional Agreements. The Parties acknowledge that the Additional Agreements shall be executed and delivered on or before the Closing Date, and each Party shall execute and deliver, in connection with the Closing, each Additional Agreement to which it is to be a party, substantially in the form of each Additional Agreement attached hereto.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyers as follows:

         4.1 Organization, Qualification. Seller is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and the Commonwealth of Virginia and has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted.

         4.2 Authority. Seller has full corporate power and authority to execute and deliver this Agreement and each Additional Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each such Additional Agreement by

Seller and the consummation by Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action required on the part of Seller, and no other corporate proceeding on the part of Seller is necessary to authorize this Agreement and each of the Additional Agreements to which Seller is a party or to consummate the transactions contemplated hereby or thereby. This Agreement has been duly and validly executed and delivered by Seller and constitutes, and upon the execution and delivery by Seller of each Additional Agreement to which it is a party, each such Additional Agreement will constitute, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

         4.3 No Violations; Consents and Approvals

                  (a) Except as set forth in Schedule 4.3(a), and subject to obtaining any Seller's Required Regulatory Approvals, none of the execution, delivery and performance of this Agreement, the execution, delivery and performance of the Additional Agreements, or the consummation by Seller of the transactions contemplated hereby and thereby will (i) conflict with or result in any breach of any provision of the Certificate or Articles of Incorporation or Bylaws of Seller; (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, agreement or other instrument or obligation to which Seller is a party or by which it, or any of the Purchased Assets, may be bound (other than the Seller's Agreements referred to in clause (ii) of the definition thereof), except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or that would not, individually or in the aggregate, have a Material Adverse Effect; or (iii) constitute violations of any Law, order, judgment or decree applicable to Seller or any of its assets, including the Purchased Assets, which violations, individually or in the aggregate, would have a Material Adverse Effect.

                  (b) Except for consents, approvals, filings and notices (i) required under the HSR Act, or (ii) set forth in Schedule 4.3(b) (the consents, approvals, filings and notices referred to in clause (ii) of this sentence are collectively referred to herein as the "Seller's Required Regulatory Approvals"), no consent, authorization or approval of, declaration, filing or registration with, or notice to, any Governmental Authority is necessary for the execution and delivery by Seller of this Agreement and the Additional Agreements or the consummation by Seller of the transactions contemplated hereby or thereby, other than (i) such consents, authorizations, approvals, declarations, filings, registrations with and notices which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect, or prevent Seller from performing its material obligations under this Agreement or the Additional Agreements; and (ii) such consents, authorizations, approvals, declarations, filings, registrations with or notices which become applicable to Seller or the Purchased Assets as a result of the status of PECO or PSEG (or any of their respective Affiliates) or as a result of any other facts that specifically relate to the business or activities in which PECO or PSEG (or any of their respective Affiliates) is or proposes to be engaged.

         4.4 Permits. Prior to the Closing Date, Seller will hold all permits, registrations, franchises, certificates, licenses and other authorizations, consents and approvals of all Governmental Authorities that Seller requires in order to own any of the Purchased Assets (collectively, "Seller Permits"), except for (a) Seller Nuclear Permits (which are governed by Section 4.7) and
(b) such failures to hold or comply with such Seller Permits as would not, individually or in the aggregate, have a Material Adverse Effect or would not, individually as in the aggregate, materially impair Seller's ability to consummate the transactions contemplated hereby. Schedule 4.4(a) sets forth a complete list, as of the date hereof, of all Seller Permits issued to Seller through the date hereof. Schedule 4.4(b) sets forth a complete list, as of the date hereof, of all Transferable Permits issued to Seller through the date hereof.

         4.5 Seller's Qualified Decommissioning Funds.

                  (a) Each of Seller's Qualified Decommissioning Funds is a trust validly existing and in good standing under the laws of the Commonwealth of Pennsylvania with all requisite authority to conduct its affairs as it now does. Seller has heretofore delivered to Buyers a copy of the Trust Agreement as in effect on the date of this Agreement. Seller agrees to furnish Buyers with copies of all amendments of the Trust Agreement adopted after the date of this Agreement promptly after each such amendment has been adopted. Each of Seller's Qualified Decommissioning Funds satisfies the requirements necessary to be treated as a "Nuclear Decommissioning Reserve Fund" within the meaning of Code
Section 468A(a) and as a "nuclear decommissioning fund" and a "qualified nuclear decommissioning fund" within the meaning of Treas. Reg. Section 1.468A-1(b)(3). Each of Seller's Qualified Decommissioning Funds is in compliance in all material respects with all applicable rules and regulations of the NRC, the Delaware Public Service Commission, the Maryland Public Service Commission, the

Virginia State Corporation Commission and the Internal Revenue Service. The Seller's Qualified Decommissioning Funds have not engaged in any acts of "self-dealing" as defined in Treas. Reg. Section 1.468A-5(b)(2). No "excess contribution" as defined in Treas. Reg. Section 1.468A-5(c)(2)(ii) has been made to Seller's Qualified Decommissioning Funds which has not been withdrawn within the period provided under Treas. Reg. Section 1.468A-5(c)(2)(i) for withdrawals of excess contributions to be made without resulting in a disqualification of such funds under Treas. Reg. Section 1.468A-5(c)(1). Seller has made timely and valid elections to make annual contributions to the Seller's Qualified Decommissioning Funds since the formation of such trusts. Seller has delivered, or will deliver prior to the Closing, copies of such elections to Buyers.

                  (b) Subject to the receipt of Seller's Required Regulatory Approvals and amendment of the Trust Agreement, Seller has all requisite authority to cause the assets of the Seller's Qualified Decommissioning Funds to be transferred in accordance with the provisions of this Agreement.

                  (c) Seller or the trustees of each of the Seller's Qualified Decommissioning Funds have filed or caused to be filed with the NRC, the Internal Revenue Service and any state or local authority all material forms, statements, reports, documents (including all exhibits, amendments and supplements thereto) required to be filed by either of them. Seller has delivered, or will deliver prior to the Closing, to Buyers a copy of the schedule of ruling amounts most recently issued by the Internal Revenue Service for each of the Seller's Qualified Decommissioning Funds, a copy of the request that was filed to obtain such schedule of ruling amounts and a copy of any pending request for a revised ruling amounts, in each case together with all exhibits, amendments and supplements thereto. As of the Closing, Seller will have timely filed all requests for revised schedules of ruling amounts for Seller's Qualified Decommissioning Funds to the extent required by and in accordance with Treas. Reg. Section 1.468A-3(i). Seller shall furnish Buyers with copies of such request for revised schedules of ruling amounts, together with all exhibits, amendments and supplementals thereto, promptly after they have been filed with the Internal Revenue Service. Any amounts contributed to Seller's Qualified Decommissioning Funds while such requests are pending before the Internal Revenue Service and which turn out to be in excess of the applicable amounts provided in the schedule of ruling amounts issued by the Internal Revenue Service will be withdrawn from the Seller's Qualified Decommissioning Funds within the period provided under Treas. Reg. Section 1.468A-5(c)(2)(i) for withdrawals of excess contributions to be made without resulting in a disqualification of the Funds under Treas. Reg. Section 1.468A-5(c)(1). There are no interim rate orders that may be retroactively adjusted or retroactive adjustments to interim rate orders that may affect amounts that may be contributed to Seller's Qualified Decommissioning Funds or may require distributions to be made from the Seller's Qualified Decommissioning Funds.

                  (d) Seller has made or prior to the Closing will make available to Buyers the balance sheet for each of the Seller's Qualified Decommissioning Funds as of March 31, 1999 and as of the fourth Business Day before Closing, as prepared by the trustee of Seller's Qualified Decommissioning Fund in the ordinary course and consistent with past practice. Seller has made, or prior to the Closing will make, available to Buyers information from which Buyers can determine the Tax Basis of all assets in Seller's Qualified Decommissioning Funds as of the fourth Business Day before Closing. There are no liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due), including any acts of "self-dealing" as defined in Treas. Reg. Section 1.468A-5(b)(2) or agency or other legal proceedings that may materially affect the financial position of each of the Seller's Qualified Decommissioning Funds other than those that are disclosed on Schedule 4.5(d).

                  (e) Seller has made or prior to the Closing will make available to Buyers all contracts and agreements to which the trustee of each of the Seller's Qualified Decommissioning Funds, in its capacity as such, is a party.

                  (f) Each of the Seller's Qualified Decommissioning Funds has filed all Tax Returns required to be filed and all Taxes shown to be due on such Tax Returns have been paid in full. Except as shown in Schedule 4.5(f), no notice of deficiency or assessment has been received from any taxing authority with respect to liability for Taxes or the Seller's Qualified Decommissioning Funds which have not been fully paid or finally settled, and any such deficiency shown in such Schedule 4.5(f) is being contested in good faith through appropriate proceedings. Except as set forth in Schedule 4.5(f), there are no outstanding agreements or waivers extending the applicable statutory periods of limitations for Taxes associated with each of the Seller's Qualified Decommissioning Funds for any period.

                  (g) To the extent Seller has pooled the assets of the Seller's Qualified Decommissioning Funds for investment purposes in periods prior to Closing, such pooling arrangement is a partnership for federal income tax purposes and Seller has filed all Tax Returns required to be filed with respect to such pooling arrangement for such periods or the pooling arrangement has elected out of partnership status, and the distributive or allocable share of any income, gain or loss of such pooling arrangement is includable in the income of Seller's Qualified Decommissioning Funds.

         4.6      Seller's Nonqualified Decommissioning Funds.

                  (a) Each of Seller's Nonqualified Decommissioning Funds is a trust validly existing and in good standing under the laws of the Commonwealth of Pennsylvania with all requisite authority to conduct its affairs as it now does. Each of Seller's Nonqualified Decommissioning Funds is in compliance in all material respects with all applicable rules and regulations of the NRC, the Delaware Public Service Commission, the Maryland Public Service Commission and the Virginia State Corporation Commission.

                  (b) Subject only to receipt of the Seller's Required Regulatory Approvals and amendment of the Trust Agreement, Seller has all requisite authority to cause the assets of the Seller's Nonqualified Decommissioning Funds to be transferred to Buyers' nonqualified decommissioning funds in accordance with the provisions of this Agreement and amendment of the Trust Agreement.

                  (c) Seller or the trustee of the Seller's Nonqualified Decommissioning Funds have filed or caused to be filed with the NRC and any state or local authority all material forms, statements, reports, documents (including all exhibits, amendments and supplements thereto) required to be filed by either of them.

                  (d) Seller has made or prior to the Closing will make available to Buyers the balance sheet for each of Seller's Nonqualified Decommissioning Funds as of March 31, 1999 and as of the fourth Business Day before Closing, as prepared by the trustee of Seller's Nonqualified Decommissioning Fund in the ordinary course and consistent with past practice. There are no liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due) including agency or other legal proceedings that may materially affect the financial position of Seller's Nonqualified Decommissioning Funds other than those, if any, that are disclosed on Schedule 4.6(d).

                  (e) Seller has made or prior to the Closing will make available to Buyers all contracts and agreements to which the trustee of the Seller's Nonqualified Decommissioning Funds, in its capacity as such, is a party.

                  (f) To the extent Seller has pooled the assets of Seller's Nonqualified Decommissioning Funds for investment purposes in periods prior to closing, such pooling arrangement is not an association taxable as a corporation for federal income tax purposes.

         4.7 Nuclear Law Matters. Seller is a licensed co-owner, but not an operator, of the Peach Bottom Station. Subject to this fact, and except as set forth in Schedule 4.7, prior to the Closing Date, Seller will hold all Seller Permits in respect of Nuclear Laws that Seller requires in order to own its rights, title and interests in and to the Purchased Assets (collectively, "Seller Nuclear Permits").

         4.8 Legal Proceedings. Except as set forth in Schedule 4.8, there is no claim, action, proceeding or investigation pending, or to Seller's Knowledge, threatened against or relating to Seller or its Affiliates before any court, arbitrator or Governmental Authority, which could, individually or in the aggregate, reasonably be expected to result, or has resulted, in (a) the institution of legal proceedings to prohibit or restrain the performance of this Agreement or any of the Additional Agreements, or the consummation of the transactions contemplated hereby or thereby, (b) a claim against Buyers or their respective Affiliates for damages as a result of Seller entering into this Agreement or any of the Additional Agreements, or the consummation by Seller of the transactions contemplated hereby or thereby, (c) a material impairment of Seller's ability to perform its obligations under this Agreement or any of the Additional Agreements, or (d) a Material Adverse Effect. Except as set forth in
Schedule 4.8, Seller is not subject to any outstanding judgments, decrees or orders of any court, arbitrator or Governmental Authority that would, individually or in aggregate, have a Material Adverse Effect.

         4.9 Personal Property. Seller has such title to all personal property included in the Purchased Assets as arises by reason of Seller's rights under the Owners Agreement and owns such personal property free and clear of all Encumbrances created by Seller, except for Permitted Encumbrances and the Encumbrances set forth on Schedule 4.9.

         4.10 Real Property. Except as set forth on Schedule 4.10, Seller owns good, valid and marketable fee simple title to the Peach Bottom Interest in the Real Property described by metes and bounds in the deed listed in Schedule 1.1(118), subject only to Permitted Encumbrances.

         4.11 Contracts. Except as disclosed in Schedule 4.11, (i) each Seller's Agreement listed on Schedule 1.1(129) constitutes a legal, valid and binding obligation of Seller and, to Seller's Knowledge, constitutes a valid and binding obligation of the other parties thereto, (ii) to Seller's Knowledge is in full force and effect, and (iii) may be transferred to Buyers as contemplated by this Agreement without the consent of the other parties thereto and will continue in full force and effect thereafter, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder, except for such breaches, forfeitures or impairments which would not, individually or in the aggregate, have a Material Adverse Effect.

         4.12 Certain Environmental Liabilities. Except as set forth on Schedule 4.12, there are no liabilities or obligations arising under or relating to Environmental Laws or relating to any claim with respect to Environmental Conditions or Hazardous Substances with respect to the Purchased Assets, in any case, which relate to any Off-Site Location and of which Seller has Knowledge.

         4.13 Undisclosed Liabilities. Except for liabilities and obligations specifically referred to in Section 2.3(a) through (g) or Section 2.4(a) through
(h), or on Schedule 4.3(a), 4.9 or 4.10, the Purchased Assets are not, to the Knowledge of Seller, subject to any material liability or obligation that has arisen solely as a result of an act or omission by Seller (other than Permitted Encumbrances).

         4.14 Intellectual Property. Seller does not own or otherwise have any right to use any patent, trade name, trademark, service mark or other intellectual property that is used in and necessary for the operation of the Peach Bottom Station, other than such as may be included in the Purchased Assets.

         4.15 Taxes. With respect to the Purchased Assets (i) all income Tax Returns required to be filed have been filed, and (ii) all income Taxes shown to be due on such income Tax Returns have been paid in full. Except as set forth in
Schedule 4.15, no notice of deficiency or assessment has been received from any taxing authority with respect to liabilities for income Taxes of Seller in respect of the Purchased Assets, which have not been fully paid or finally settled, and any such deficiency shown in such Schedule 4.15 is being contested in good faith through appropriate proceedings. Except as set forth in Schedule 4.15, there are no outstanding agreements or waivers extending the applicable statutory periods of limitations for income Taxes associated with the Purchased Assets for any period. Schedule 4.15 sets forth the taxing jurisdictions in which Seller owns assets or conducts business that require a notification to a taxing authority of the transactions contemplated by this Agreement, if the failure to make such notification, or obtain Tax clearances in connection therewith, would either require Buyers to withhold any portion of the Purchased Price or would subject Buyers to any liability for any income Taxes of Seller.


                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF PECO

         PECO hereby represents and warrants to Seller as follows:

         5.1 Organization; Qualification. PECO is a corporation duly formed, validly existing and in good standing under the Laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted.

         5.2 Authority. PECO has full corporate power and authority to execute and deliver this Agreement and each Additional Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by PECO and each such Additional Agreement to which PECO is a party and the consummation of the transactions contemplated hereby and thereby by PECO have been duly and validly authorized by all necessary corporate action required on the part of PECO and no other proceedings on the part of PECO are necessary to authorize this Agreement or each of the Additional Agreements or to consummate the transactions contemplated hereby or thereby. This Agreement has been duly and validly executed and delivered by PECO and constitutes, and upon the execution and delivery by PECO of each Additional Agreement to which it is a party, each such Additional Agreement will constitute, the legal, valid and binding obligation of PECO, enforceable against PECO in accordance with its terms.

         5.3      No Violations; Consents and Approvals

                  (a) Except as set forth in Schedule 5.3(a), and subject to obtaining any PECO's Required Regulatory Approvals, none of the execution, delivery or performance of this Agreement, the execution, delivery and performance of the Additional Agreements or the consummation by PECO of the transactions contemplated hereby and thereby will (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or similar governing documents) of PECO, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, agreement or other instrument or obligation to which PECO is a party, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or that would not, individually or in the aggregate, have a Material Adverse Effect; or (iii) constitute violations of any Law, order, judgment or decree applicable to PECO, which violations, individually or in the aggregate, would have a Material Adverse Effect.

                  (b) Except for consents, approvals, filings and notices (i) required under the HSR Act, or (ii) set forth in Schedule 5.3(b) (the consents, approvals, filings and notices referred to in clause (ii) of this sentence are collectively referred to herein as the "PECO Required Regulatory Approvals"), no consent, authorization or approval of, declaration, filing or registration with, or notice to, any Governmental Authority is necessary for the execution and delivery by PECO of this Agreement and the Additional Agreements or the consummation by PECO of the transactions contemplated hereby and thereby, other than (i) such consents, authorizations, approvals, declarations, filings, registrations with, or notices, which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect or prevent PECO from performing its material obligations under this Agreement or the Additional Agreements and (ii) such consents, authorizations, approvals, declarations, filings, registrations with, or notices which become applicable to PECO as a result of the specific regulatory status of Seller (or any of its Affiliates) or as a result of any other facts that specifically relate to the business or activities in which Seller (or any of its Affiliates) is or proposes to be engaged.

         5.4 Buyer Permits. Prior to and on the Closing Date, subject to the receipt of the PECO Required Regulatory Approvals, PECO will hold all permits, certificates, licenses and other authorizations of all Governmental Authorities that PECO requires in order to own, lease, maintain and operate the Peach Bottom Station, including the Purchased Assets (collectively, "PECO Permits"), except, in each case, for (a) PECO Nuclear Permits (which are governed by Section 5.5) and (b) such failures to hold or comply with such PECO Permits as would not result in a Material Adverse Effect or would not, individually or in the aggregate, materially impair PECO's ability to consummate the transactions contemplated hereby.

         5.5      Nuclear Law Matters.

                  (a) PECO is a licensed co-owner, and the licensed operator, of the Peach Bottom Station.

                  (b) Prior to and on the Closing Date, subject to the receipt of the PECO Required Regulatory Approvals, PECO will hold all PECO Permits in respect of Nuclear Laws that PECO requires in order to own, lease, maintain and operate the Peach Bottom Station, including, on the Closing Date, the Purchased Assets (collectively, "PECO Nuclear Permits").

         5.6      Legal Proceedings.

                  (a) Except as set forth in Schedule 5.6(a), there is no action, proceeding or investigation pending or, to PECO's Knowledge, threatened against or relating to PECO or its Affiliates before any court, arbitrator or Governmental Authority, which could, individually or in the aggregate, reasonably be expected to result, or has resulted, in (i) the institution of legal proceedings to prohibit or restrain the performance of this Agreement or any of the Additional Agreements, or the consummation of the transactions contemplated hereby or thereby, (ii) a claim against Seller or its Affiliates for damages as a result of PECO entering into this Agreement or any of the Additional Agreements, or the consummation by PECO of the transactions contemplated hereby or thereby, (iii) a material impairment of PECO's ability to perform its obligations under this Agreement or any of the Additional Agreements, or (iv) a Material Adverse Effect. Except as set forth in Schedule 5.6(a), PECO is not subject to any outstanding judgments, decrees or orders of any court, arbitrator or Governmental Authority that would, individually or in the aggregate, have a Material Adverse Effect.

                  (b) As of the date of this Agreement, to PECO's Knowledge, there is no action, proceeding or investigation involving an amount in dispute in excess of $1 million pending or threatened against any third party (other than those referred to in Section 2.1(l) or 2.2(j)) with respect to the ownership, lease, operation or maintenance of the Peach Bottom Station.

         5.7 Qualified Buyer. As of the date of this Agreement, to the Knowledge of PECO, there is no fact, circumstance, event or condition reasonably expected to impair PECO's ability, on the Closing Date, to obtain all PECO Permits, including PECO Nuclear Permits and Environmental Permits, necessary for PECO to own, lease, maintain and operate the Peach Bottom Station, including on the Closing Date, the Purchased Assets.

         5.8 Inspections. PECO has, prior to its execution and delivery of this Agreement, had full opportunity to conduct to its satisfaction Inspections of the Purchased Assets. PECO acknowledges, after such review and Inspections, that no further investigation is necessary for purposes of acquiring Seller's rights, title and interests in and to the Purchased Assets for PECO's intended use.

         5.9 Regulation as a Utility. PECO is a public utility holding company under PUHCA, exempt from all provisions of PUHCA other than Section 9(a)(2). PECO is an "electric utility" within the meaning of 10 C.F.R. Section 50.2.

         5.10 Certain Environmental Liabilities. Except as set forth on Schedule 5.10, there are no liabilities or obligations arising under or relating to Environmental Laws or relating to any claim in respect to Environmental Conditions or Hazardous Substances with respect to the Purchased Assets, in any case, which relate to any Off-Site Location and of which PECO has Knowledge.


                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF PSEG

         PSEG hereby represents and warrants to Seller as follows:

         6.1 Organization; Qualification. PSEG is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware and has all requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. PSEG is, or by the Closing Date will be, qualified to do business in the Commonwealth of Pennsylvania.

         6.2 Authority. PSEG has full power and authority to execute and deliver this Agreement and each Additional Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by PSEG and each such Additional Agreement to which PSEG is a party and the consummation of the transactions contemplated hereby and thereby by PSEG have been duly and validly authorized by all necessary action required on the part of PSEG and no other proceedings on the part of PSEG are necessary to authorize this Agreement or each of the Additional Agreements or to consummate the transactions contemplated hereby or thereby. This Agreement has been duly and validly executed and delivered by PSEG and constitutes, and upon the execution and delivery by PSEG of each Additional Agreement to which it is a party, each such Additional Agreement will constitute, the legal, valid and binding obligation of PSEG, enforceable against PSEG in accordance with its terms.

         6.3      No Violations; Consents and Approvals

                  (a) Except as set forth in Schedule 6.3(a), and subject to obtaining any PSEG Required Regulatory Approvals, none of the execution, delivery or performance of this Agreement, the execution, delivery and performance of the Additional Agreements or the consummation by PSEG of the transactions contemplated hereby and thereby will (i) conflict with or result in any breach of any provision of the certificate of formation or operating agreement (or similar governing documents) of PSEG, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, agreement or other instrument or obligation to which PSEG is a party, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or that would not, individually or in the aggregate, have a Material Adverse Effect; or (iii) constitute violations of any Law, order, judgment or decree applicable to PSEG, which violations, individually or in the aggregate, would have a Material Adverse Effect.

                  (b) Except for consents, approvals, filings and notices (i) required under the HSR Act, or (ii) set forth in Schedule 6.3(b) (the consents, approvals, filings and notices referred to in clause (ii) of this sentence are collectively referred to herein as the "PSEG Required Regulatory Approvals"), no consent, authorization or approval of, declaration, filing or registration with, or notice to, any Governmental Authority is necessary for the execution and delivery by PSEG of this Agreement and the Additional Agreements or the consummation by PSEG of the transactions contemplated hereby and thereby, other than (i) such consents, authorizations, approvals, declarations, filings, registrations with, or notices, which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect or prevent PSEG from performing its material obligations under this Agreement or the Additional

Agreements and (ii) such consents, authorizations, approvals, declarations, filings, registrations with, or notices which become applicable to PSEG as a result of the specific regulatory status of Seller (or any of its Affiliates) or as a result of any other facts that specifically relate to the business or activities in which Seller (or any of its Affiliates) is or proposes to be engaged.

         6.4 PSEG Permits. Prior to and on the Closing Date, subject to the receipt of the PSEG Required Regulatory Approvals, PSEG will hold all permits, certificates, licenses and other authorizations of all Governmental Authorities that PSEG requires in order to own the Peach Bottom Station, including the Purchased Assets (collectively, "PSEG Permits"), except, in each case, for (a) PSEG Nuclear Permits (which are governed by Section 6.5) and (b) such failures to hold or comply with such PSEG Permits as would not result in a Material Adverse Effect or would not, individually or in the aggregate, materially impair PSEG's ability to consummate the transactions contemplated hereby.

         6.5      Nuclear Law Matters.

                  (a) PSE&G Utility is a licensed co-owner of the Peach Bottom Station.

                  (b) Prior to and on the Closing Date, subject to the receipt of the PSEG Required Regulatory Approvals, PSEG will hold all PSEG Permits in respect of Nuclear Laws that PSEG requires in order to own the Peach Bottom Station, including, on the Closing Date, the Purchased Assets (collectively, "PSEG Nuclear Permits").

         6.6      Legal Proceedings.

                  (a) Except as set forth in Schedule 6.6(a), there is no action, proceeding or investigation pending or, to PSEG's Knowledge, threatened against or relating to PSEG or its Affiliates before any court, arbitrator or Governmental Authority, which could, individually or in the aggregate, reasonably be expected to result, or has resulted, in (i) the institution of legal proceedings to prohibit or restrain the performance of this Agreement or any of the Additional Agreements, or the consummation of the transactions contemplated hereby or thereby, (ii) a claim against Seller or its Affiliates for damages as a result of PSEG entering into this Agreement or any of the Additional Agreements, or the consummation by PSEG of the transactions contemplated hereby or thereby, (iii) a material impairment of PSEG's ability to perform its obligations under this Agreement or any of the Additional Agreements, or (iv) a Material Adverse Effect. Except as set forth in Schedule 6.6(a), PSEG is not subject to any outstanding judgments, decrees or orders of any court, arbitrator or Governmental Authority that would, individually or in the aggregate, have a Material Adverse Effect.

                  (b) As of the date of this Agreement, to PSEG's Knowledge there is no action, proceeding or investigation involving an amount in dispute in excess of $1 million pending or threatened against any third party (other than those referred to in Section 2.1(l) or 2.2(j)) with respect to the ownership, lease, operation or maintenance of the Peach Bottom Station.

         6.7 Qualified Buyer. As of the date of this Agreement, to the Knowledge of PSEG, there is no fact, circumstance, event or condition reasonably expected to impair PSEG's ability, on or prior to the Closing Date, to be qualified under applicable Law to obtain all PSEG Permits, including PSEG Nuclear Permits and Environmental Permits, necessary for PSEG to own the Peach Bottom Station, including on the Closing Date, the Purchased Assets.

         6.8 Inspections. PSEG has, prior to its execution and delivery of this Agreement, had full opportunity to conduct to its satisfaction Inspections of the Purchased Assets. PSEG acknowledges, after such review and Inspections, that no further investigation is necessary for purposes of acquiring Seller's rights, title and interests in and to the Purchased Assets for PSEG's intended use.

         6.9 Certain Environmental Liabilities. Except as set forth on Schedule 6.10, there are no liabilities or obligations arising under or relating to Environmental Laws or relating to any claim in respect to Environmental Conditions or Hazardous Substances with respect to the Purchased Assets, in any case, which relate to any Off-Site Location and of which PSEG has Knowledge.


                                   ARTICLE VII

                            COVENANTS OF THE PARTIES

         7.1      Certain Buyers Covenants.

                  (a) Notwithstanding any provision of the Owners Agreement to the contrary, PECO, to the extent of the PECO Interest, and PSEG, to the extent of the PSEG Interest, shall reimburse Seller for all costs and expenses relating to Inventories at the Peach Bottom Station for which Seller is liable, whether under the Owners Agreement or otherwise, between September 1, 1999 and the Closing Date to the extent that the amount of such costs and expenses exceeds the product obtained by multiplying (i) the average monthly costs and expenses for Inventories at the Peach Bottom Station for which Seller was liable during the twelve-month period ended August 31, 1999, by (ii) the number of months (including partial months, prorated on a daily basis) between September 1, 1999 and the Closing Date. Any such reimbursement payable by PECO or PSEG to Seller pursuant to this Section 7.1(a) should be paid in the manner contemplated by
Section 3 of the Amendment to Owners Agreement.

                  (b) On or prior to October 12, 1999, PECO shall, and PSEG shall use its Commercially Reasonable Efforts to cause PECO to, provide Seller with a statement setting forth in reasonable detail the aggregate forecasted budget (the "Peach Bottom Station Budget") for capital expenditures (other than Nuclear Fuel Supplies), and operations and maintenance expenses (whether ordinary course or otherwise) for the Peach Bottom Station (together, "Defined Expenses"), for the period commencing on September 1, 1999 and ending on September 30, 2000 (the "Budget Period"). For the Budget Period, the Defined Expenses, as reflected on the Peach Bottom Station Budget, shall not be in excess of $370 million. Notwithstanding any provision of the Owners Agreement to the contrary, the amount of Defined Expenses allocable to the Peach Bottom Interest from and after September 1, 1999 shall be reduced to the extent that the amount of such Defined Expenses exceeds, in the aggregate, the product obtained by multiplying (i) $28.57 million, times (ii) the number of months (including partial months, prorated on a daily basis) which have elapsed prior to the Closing Date, times (iii) 1.05, times (iv) 0.0751. The amount of such reduction is referred to as the "Defined Expenses Excess." The Defined Expenses Excess shall be taken into account for purposes of and as set forth in Section 3 of the Amendment to Owners Agreement.

         7.2 Public Statements. Except as required by applicable Law, any Governmental Authority or applicable rules of any national securities exchange, in which event the Parties shall consult with each other in advance, prior to the Closing Date, no press release or other public announcement, statement or comment relating to this Agreement, the Additional Agreements or the transactions contemplated by this Agreement shall be issued, made or permitted to be issued or made by any Party or its Representatives without the prior written consent of the other Party (which approval shall not be unreasonably withheld or delayed).

         7.3      Further Assurances.

                  (a) Subject to the terms and conditions of this Agreement, each Party shall use its Commercially Reasonable Efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under Law to consummate and make effective the purchase, sale, assignment, conveyance, transfer and delivery of the Purchased Assets and the assumption of the Assumed Liabilities pursuant to this Agreement as soon as practicable. Such actions shall include, without limitation, each Party using its Commercially Reasonable Efforts to ensure satisfaction of the conditions precedent to its obligations hereunder, including obtaining all necessary consents, approvals, and authorizations of third parties and Governmental Authorities required to be obtained in order to consummate the transactions hereunder, and to effectuate a transfer of the Transferable Permits to PECO or PSEG, as the case may be, and providing access to such books and records of the other Party as may reasonably be requested for such purpose. No Party shall, without the prior written consent of the other Party, take or fail to take any action, which would reasonably be expected to prevent or materially impede, interfere with or delay the transactions contemplated by this Agreement; provided that the good faith exercise of any approval rights or discretion provided for in this Agreement shall not be deemed in violation of the requirements of this Section 7.3(a).

                  (b) Without limiting the generality of Section 7.3(a):

                           (i)   In the event that any part of Seller's rights,
title and interests in and to Purchased Assets shall not have been assigned, conveyed, transferred or delivered to PECO or PSEG at the Closing, Seller shall, subject to Section 7.3(b)(ii), use Commercially Reasonable Efforts after the Closing to assign, convey, transfer or deliver such rights, title and interests to PECO or PSEG, as the case may be as promptly as practicable.

                           (ii)  To the extent that Seller's rights under any
Seller's Agreement may not be assigned without the consent, approval or authorization of any third party which consent, approval or authorization has not been obtained by the Closing Date, this Agreement shall not constitute an agreement to assign such right if an attempted assignment would constitute a breach of such Seller's Agreement or violate any applicable Law and Seller, at its sole cost and expense, shall use Commercially Reasonable Efforts to obtain any such required consents, approvals or authorizations as promptly as practicable. If any consent, approval or authorization to an assignment of any Seller's Agreement shall not be obtained, or if any attempted assignment would be ineffective or would impair PECO's or PSEG's rights and obligations under such Seller's Agreement, such that PECO or PSEG would not, subject to the terms and conditions hereof, acquire and assume the benefit and detriment of all such rights and obligations, Seller, at PECO's or PSEG's option, as the case may be, and to the fullest extent permitted by Law and such Seller's Agreement, shall, after the Closing Date, appoint PECO or PSEG, as the case may be, to be Seller's agent with respect to such Seller's Agreement, and, to the maximum extent permitted by Law and such Seller's Agreement enter into such reasonable arrangements with PECO or PSEG, as the case may be, or take such other actions as are necessary to provide PECO or PSEG, as the case may be, with the same or substantially similar rights and obligations of such Seller's Agreement as, PECO or PSEG, as the case may be, may reasonably request.

         7.4      Consents and Approvals.  Without limiting the generality of
Section 7.3(a):

                  (a) As promptly as practicable after the date of this Agreement, Seller, PECO and PSEG shall each file or cause to be filed with the Federal Trade Commission and the United States Department of Justice all notifications required to be filed under the HSR Act and the rules and regulations promulgated thereunder, as amended from time to time, with respect to the transactions contemplated hereby and by the Additional Agreements. The Parties shall use their Commercially Reasonable Efforts to respond promptly to any requests for additional information made by, either of such agencies, and to cause the applicable waiting period under the HSR Act relating to the Purchased Assets to terminate or expire at the earliest possible date after the date of filing of such notification. PECO and PSEG shall each pay one-half of all filing fees payable under the HSR Act but each Party shall bear its own costs and expenses of the preparation of any filing.

                  (b) As promptly as practicable after the date of this Agreement, Seller, PECO and PSEG shall take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable under applicable Laws to obtain all required consents and approvals of the PaPUC, the SEC and all other Governmental Authorities, and make all other filings and give all other notices required to be made prior to the Closing with respect to the transactions contemplated hereby and by the Additional Agreements. The Parties shall respond promptly to any requests for additional information made by such Persons, and use their respective Commercially Reasonable Efforts to cause all such consents and approvals to be obtained or waived at the earliest possible date after the date of filing. Each Party will bear its own costs of the preparation of any such filing or notice.

                  (c) Seller, PECO and PSEG shall cooperate with each other and promptly prepare and file notifications with, and request Tax clearances from, state and local taxing authorities in jurisdictions in which a portion of the Purchase Price may be required to be withheld or in which PECO or PSEG would otherwise be liable for any Tax liabilities of Seller pursuant to state or local Tax Law.

                  (d) Without limiting the generality of Section 7.4(b), as promptly as practicable after the date of this Agreement, PECO and PSEG shall make all filings required by the Federal Power Act, individually or jointly with Seller, as reasonably determined by the Parties. Prior to filing any application with the FERC, PECO and PSEG shall submit each such application to Seller for review and comment and shall incorporate into such application all revisions reasonably requested. If any filing is rejected by the FERC, PECO and PSEG shall petition the FERC for rehearing or permission to re-submit an application with the FERC, provided that, in either case, such action has been approved by Seller.

                  (e) Without limiting the generality of Section 7.4(b), as promptly as practicable after the date hereof, Seller and PECO shall jointly submit the PECO NRC Applications requesting the PECO NRC Approvals. Seller and PECO shall respond promptly to any requests for additional information made by the NRC, cooperate in connection with any presentation or proceeding associated with such PECO NRC Applications and use their respective Commercially Reasonable Efforts to cause the PECO NRC Approvals to be obtained at the earliest practicable date after the date of filing. Seller and PECO each shall bear its own costs relating to the PECO NRC Applications and shall pay one-half of all NRC fees payable in connection with the PECO NRC Applications and the PECO NRC Approvals, provided that, notwithstanding the foregoing, PECO shall, at its sole expense, comply with all conditions and requirements imposed by the NRC relating to the amount, including the sufficiency and adequacy, of the Decommissioning Funds and similar such external trust funds of PECO.

                  (f) Without limiting the generality of Section 7.4(b), as promptly as practicable after the date hereof, Seller and PSEG shall jointly submit the PSEG NRC Applications requesting the PSEG NRC Approvals. Seller and PSEG shall respond promptly to any requests for additional information made by the NRC, cooperate in connection with any presentation or proceeding associated with such PSEG NRC Applications and use their respective Commercially Reasonable Efforts to cause the PSEG NRC Approvals to be obtained at the earliest practicable date after the date of filing. Seller and PSEG each shall bear its own costs relating to the PSEG NRC Applications and shall pay one-half of all NRC fees payable in connection with the PSEG NRC Applications and the PSEG NRC Approvals, provided that, notwithstanding the foregoing, PSEG shall, at its sole expense, comply with all conditions and requirements imposed by the NRC relating to the amount, including the sufficiency and adequacy, of the Decommissioning Funds and similar such external trust funds of PSEG.

         7.5      Certain Tax Matters.

                  (a) All Transfer Taxes incurred in connection with this Agreement and the Additional Agreements, and the transactions contemplated hereby and thereby (including (i) sales Tax on the sale or purchase of the Purchased Assets imposed by the Commonwealth of Pennsylvania, and (ii) Transfer Taxes or conveyance fees on conveyances of interests in real and/or personal property imposed by the Commonwealth of Pennsylvania or any county or municipality therein) shall be borne equally by Seller, on the one hand, and Buyers, on the other hand. Seller, at its expense, shall prepare and file, to the extent required by, or permissible under, applicable Law, all necessary Tax Returns and other documentation with respect to all such, Transfer Taxes, and, if required by Law, PECO or PSEG, as the case may be, shall join in the execution of all such Tax Returns and other documentation. Prior to the Closing Date, to the extent applicable, Buyers shall provide to Seller appropriate certificates of Tax exemption from each applicable Governmental Authority.

                  (b) With respect to Taxes to be prorated in accordance with
Section 3.7, PECO to the extent of the PECO Interest, and PSEG, to the extent of the PSEG Interest, shall prepare and timely file all Tax Returns required to be filed after the Closing Date with respect to the Purchased Assets, if any, and shall duly and timely pay all such Taxes shown to be due on such Tax Returns. PECO's and PSEG's preparation of such Tax Returns shall be subject to Seller's approval, which approval shall not be unreasonably withheld or delayed. PECO and PSEG shall make each such Tax Return available for Seller's review and approval (which approval shall not be unreasonably withheld or delayed) no later than fifteen (15) Business Days prior to the due date for filing such Tax Return, it being understood that Seller's failure to approve any such Tax Return shall not limit any Buyer's obligation to timely file such Tax Return and duly and timely pay all Taxes shown to be due thereon. Seller shall, to the extent required by Law, join in the execution of any such Tax Returns.

                  (c) Seller and PECO, with respect to Tax Returns relating to the PECO Interest, and Seller and PSEG, with respect to Tax Returns relating to the PSEG Interest, shall provide the other with such assistance as may reasonably be requested by the other Party in connection with the preparation of any Tax Return, audit or other examination, or any proceeding, by or before any Governmental Authority relating to liability for Taxes, and each Party shall retain and provide the requesting Party with all books and records or other information which may be relevant to such Tax Return, audit, examination or proceeding. All books, records and information obtained pursuant to this Section 7.5(c) or pursuant to any other Section hereof that provides for the sharing of books, records and information or review of any Tax Return or other instrument relating to Taxes shall be kept confidential by the parties hereto in accordance with the terms and conditions set forth in the Confidentiality Agreement.

                  (d) Seller and PECO, to the extent of the PECO Interest, and Seller and PSEG, to the extent of the PSEG Interest, shall cooperate and provide each other with such assistance as may be reasonably requested by the other Party in connection with obtaining private letter rulings from the Internal Revenue Service pertaining to the transfers of the Decommissioning Funds contemplated by this Agreement. Without limiting the generality of the foregoing, Seller and each Buyer shall use its best efforts to obtain a private letter ruling from the Internal Revenue Service determining that the transfer of assets from Seller's Qualified Decommissioning Funds to the Buyers' Qualified Decommissioning Funds of such Buyer is a disposition that satisfies the requirements of Treas. Reg. Section 1.468A-6(b) or Treas. Reg. Section 1.468A-(6)(g)(1). Neither Seller nor any Buyer shall take any action that would cause (i) such transfer to fail to satisfy the requirements of Treas. Reg.
Section 1.468A-6(b) or Treas. Reg. Section 1.468A-6(g)(1) or (ii) Seller and such Buyer to fail to obtain such private letter ruling.

                  (e) In the event that a dispute (other than with respect to the Decommissioning Funds) arises among Seller, PECO or PSEG regarding Taxes or any amount due under this Section 7.5, the Parties to such dispute shall attempt in good faith to resolve such dispute and any agreed upon amount shall be promptly paid to the appropriate Party. If any such dispute is not resolved within thirty (30) days after notice thereof is given to any Party, upon the written request of any Party, the Parties to such dispute shall submit the dispute to an Independent Accounting Firm for resolution, which resolution shall be final, binding and conclusive on such Parties. Notwithstanding anything in this Agreement to the contrary, the fees and expenses of the Independent Accounting Firm in resolving the dispute shall be borne equally by the Parties to such dispute. Any payment required to be made as a result of the resolution by the Independent Accounting Firm of any such dispute shall be made within five
(5) Business Days after such resolution, together with any interest determined by the Independent Accounting Firm to be appropriate.

                  (f) If, Seller, PECO or PSEG receives a refund of Taxes in respect of the Purchased Assets (other than with respect to the Decommissioning Funds) for a taxable period including the Closing Date, PECO or PSEG, as the case may be shall pay to Seller the portion of any such refund attributable to the portion of the taxable period prior to the Closing Date, and Seller shall pay PECO, to the extent of the PECO Interest, and PSEG, to the extent of the PSEG Interest, the portion of any such refund attributable to the portion of such taxable period on and after the Closing Date.

                  (g) From and after the Closing Date, PECO, to the extent of the PECO Interest, PSEG, to the extent of the PSEG Interest, and, to the extent permitted by applicable Law, their respective Buyers' Qualified Decommissioning Funds shall indemnify, defend and hold harmless the Seller's Qualified Decommissioning Funds from and against any and all Indemnifiable Losses asserted against or suffered by the Seller's Qualified Decommissioning Funds relating to, resulting from or arising out of the imposition of any federal, state or local Tax on any income or gain recognized by the Seller's Qualified Decommissioning Funds as the result of transfers contemplated by this Agreement of the assets in the Seller's Qualified Decommissioning Funds to the Buyers' Qualified Decommissioning Funds not qualifying under Treas. Reg. Section 1.468A-6 (each, a "Fund Tax Loss") (other than those Fund Tax Losses that occur directly as a result of Seller's conduct or a breach of Seller's representations and warranties set forth in Section 4.5). From and after the Closing Date, PECO, to the extent of the PECO Interest, and PSEG, to the extent of the PSEG Interest, shall indemnify, defend and hold harmless Seller's Indemnitees from and against any and all Indemnifiable Losses asserted against or suffered by any Seller's Indemnitee relating to, resulting from or arising out of the imposition on any of Seller's Indemnitees of any federal, state or local Tax in connection with any income or gain recognized by any of the Seller's Qualified Decommissioning Funds to the extent such Tax was not paid by any of the Seller's Qualified Decommissioning Funds as the result of transfers contemplated by this Agreement of the assets in the Seller's Qualified Decommissioning Funds to the Buyers' Qualified Decommissioning Funds not qualifying under Treas. Reg. Section 1.468A-6 (each, a "Seller Tax Loss") (other than those Seller Tax Losses that occur directly as a result of Seller's conduct or a breach of Seller's representations and warranties set forth in Section 4.5). PECO, to the extent of the PECO Interest, and PSEG, to the extent of the PSEG Interest, shall pay the amount of any Fund Tax Loss or Seller Tax Loss within ten (10) days of receipt of written notice setting forth with reasonable specificity the nature and amount of such Fund Tax Loss or Seller Tax Loss.

         7.6 Advice of Changes. Prior to the Closing, each Party shall advise the other Parties in writing with respect to any matter arising after the date of this Agreement of which that Party obtains Knowledge and which, if existing or occurring on or prior to the date of this Agreement, would have been required to be set forth in this Agreement, including any of the Schedules hereto. Seller may at any time notify Buyers, in writing, of any fact, event, circumstance or condition that constitutes or results in a breach of any of its representations and warranties in Article IV; provided, however, that no such notice shall constitute a supplement or amendment of any Schedule hereto. No supplement or amendment of any Schedule made pursuant to this Section shall be deemed to cure any breach of any representation or warranty made in this Agreement unless the Parties agree thereto in writing.

         7.7 Risk of Loss. From the date hereof through (but not including) the Closing Date, all risk of loss or damage to the assets or properties included in the Purchased Assets (other than the Decommissioning Funds) shall be borne by Seller. Notwithstanding any provision hereof to the contrary, subject to Section 10.1(h), if, before the Closing Date, all or any portion of the Purchased Assets is (i) condemned or taken by eminent domain or is the subject of a pending or threatened condemnation or taking which has not been consummated or (ii) damaged or destroyed by fire or other casualty, Seller shall notify Buyers promptly in writing of such fact, and (x) in the case of a condemnation or taking, Seller shall assign or pay, as the case may be, any proceeds thereof to PECO, to the extent of the PECO Interest, and to PSEG, to the extent of the PSEG Interest, at the Closing and (y) in the case of a fire or other casualty, Seller shall either restore such damage or assign the insurance proceeds therefor (and pay the amount of any deductible and/or self-insured amount in respect of such casualty) to PECO, to the extent of the PECO Interest, and to PSEG, to the extent of the PSEG Interest, at the Closing. Notwithstanding the foregoing, if such condemnation, taking, damage, destruction or other casualty results in a Material Adverse Effect, Buyers and Seller shall negotiate to settle the loss resulting from such condemnation, taking, damage, destruction or other casualty (and such negotiation shall include the negotiation of a fair and equitable reduction of the Purchase Price). If no such settlement can be agreed upon within sixty (60) days after Seller has notified Buyers of such casualty or loss, then PECO and PSEG, on the one hand, or Seller on the other hand, may terminate this Agreement pursuant to Section 10.1(h).

         7.8 Cooperation after Closing. From and after the Closing Date, Seller shall have access to and rights to copy all books and records, and other documents, relating to the Purchased Assets to the extent that such access may reasonably be required by Seller in connection with matters relating to or affected by the ownership, lease, maintenance or operation of the Purchased Assets prior to the Closing Date. Such access shall be afforded by PECO and PSEG upon receipt of reasonable advance notice and during normal business hours. Seller shall be solely responsible for all costs or expenses incurred by Seller or Buyers pursuant to this Section 7.8. Notwithstanding the foregoing, Buyers shall not have any obligation to Seller under this Agreement to maintain any books, records or other documents relating to the ownership, lease, maintenance or operation of the Purchased Assets prior to the Closing Date beyond seven (7) years from the Closing Date, except to the extent that such books and records, or other documents, are required to be maintained under applicable Law. If PECO or PSEG, as the case may be, shall desire to dispose of any of such books and records, or other documents, that may relate to ownership, lease, maintenance or operation of the Purchased Assets prior to the Closing Date, PECO or PSEG, as the case may be, shall, prior to such disposition, give to Seller a reasonable opportunity, but in no event less than sixty (60) days, at Seller's expense, to segregate and remove such books and records, or other documents, as Seller may select.

         7.9      Decommissioning Funds.

                  (a) At the Closing, Seller will direct the trustee and investment managers of Seller's Qualified Decommissioning Funds for the Peach Bottom Station to transfer one-half of each asset in such funds to the respective trustee of each Buyers' Qualified Decommissioning Funds for the Peach Bottom Station; provided, however, that, upon the written request of the trustee of Seller's Qualified Decommissioning Funds, Buyers shall cause the trustee of the Buyers' Qualified Decommissioning Funds to reimburse promptly, but in no event later than thirty (30) days after such notice (with respect to expenses) and the due date (with respect to income taxes), the trustee of Seller's Qualified Decommissioning Funds for expenses associated with the transfer of the assets and the termination of such funds and any related income taxes due with respect to such funds for the period prior to Closing. To the extent that the trustee and investment managers of Seller's Qualified Decommissioning Funds are unable to divide an asset in such fund in half, the trustee of such funds shall liquidate such asset and transfer one-half of the proceeds to the respective trustee of each Buyers' Qualified Decommissioning Funds for the Peach Bottom Station. If Buyers do not obtain a private letter ruling from the Internal Revenue Service determining that the transfer of Seller's Qualified Decommissioning Funds to Buyers' Qualified Decommissioning Funds of any Buyer satisfies the requirements of Treas. Reg. Section 1.468A-6(b) or Treas. Reg.
Section 1.468A-6(g)(1), then Seller shall transfer the assets in Seller's Qualified Decommissioning Funds to such trust(s) as directed by such Buyer at least two (2) Business Days prior to the Closing Date.

                  (b) At the Closing, Seller will direct the trustee and investment managers of Seller's Nonqualified Decommissioning Funds for the Peach Bottom Station to transfer one-half of each asset in such funds to the trustee of each Buyer's nonqualified decommissioning funds for the Peach Bottom Station; provided, however, that, upon the written request of the trustee of Seller's Nonqualified Decommissioning Funds, Buyers shall cause the trustee of each Buyer's nonqualified decommissioning funds to reimburse promptly, but in no event later than thirty (30) days after such notice, the trustee of Seller's Nonqualified Decommissioning Funds for expenses associated with the transfer of the assets and the termination of such funds. To the extent that the trustee and investment managers of Seller's Nonqualified Decommissioning Funds are unable to divide an asset in such fund in half, the trustee and investment managers of such funds shall liquidate such asset and transfer one-half of the proceeds to the respective trustee of each Buyers' nonqualified decommissioning funds for the Peach Bottom Station.

                  (c) Schedule 7.9(c) sets forth a true and correct list of all investment manager agreements and investment management policies relating to the Trust Agreement and the Decommissioning Funds. Prior to the earlier of the Closing Date and any date on which this Agreement is terminated pursuant to
Section 10.1, except as required by applicable Law, Seller shall not amend, modify or change any investment manager agreement or investment management policy relating to the Trust Agreement or the Decommissioning Funds, whether orally or in writing, nor appoint a successor investment manager without the prior written consent of Buyers (which consent shall not be unreasonably withheld or delayed).

                  (d) To the extent not prohibited by the terms of the Trust Agreement, Seller shall (i) instruct the trustee and investment managers of the Decommissioning Funds to manage, invest and maintain the assets and properties held by the Decommissioning Funds in a manner consistent with suggestions provided in writing by Buyers to Seller from time to time and (ii) afford Buyers the opportunity, as reasonably requested, to review information regarding the management, investment and maintenance of the Decommissioning Funds; provided that neither Seller, the trustee nor any investment manager of the Decommissioning Funds shall be required to take, or fail to take, any action pursuant to this Section 7.9(d) if either Seller, such trustee or any such investment manager, in the exercise of its reasonable judgment, shall determine in good faith that effecting any such suggestion would reasonably be expected to
(x) constitute a breach or violation of any other provision of this Agreement, or impair the ability of any Party to perform its obligations hereunder or consummate the transactions contemplated hereby, (y) constitute a breach or violation of its certificate of incorporation or bylaws, or similar governing documents, of any applicable Law, or applicable order, decree or judgment, or of any other contract, agreement or other arrangement to which it is a party or by or to which it or its assets or properties are bound or subject, including any agreement between Seller and such trustee or any investment manager, and any investment policy that is effective on the date hereof with respect to the Decommissioning Funds, or (z) result in an adverse effect on Seller, its businesses, assets or properties, including the Decommissioning Funds, or their respective conditions (financial or otherwise); and provided further, that each Buyer shall maintain the confidentiality of any information reviewed pursuant to clause (ii) above in accordance with the terms and conditions set forth in the Confidentiality Agreement to which it is a party.

                  (e) Subject to applicable Law and to the extent not prohibited by the Trust Agreement, immediately prior to the Closing, Seller shall withdraw from the Seller's Nonqualified Decommissioning Funds an amount equal to all amounts in respect of contributions made by Seller to the Decommissioning Funds during the period commencing on April 1, 1999 and ending on the Closing Date, provided that, in the event that such withdrawal is not permitted by applicable Law or the Trust Agreement, then promptly, but in no event later than thirty
(30) days, after the Closing Date, PECO, to the extent of the PECO Interest, and PSEG, to the extent of the PSEG Interest, shall reimburse to Seller all such amounts, by wire transfer of immediately available funds to an account designated by Seller. The Decommissioning Funds shall retain all income, interest and other earnings accrued on the Decommissioning Funds as of Closing. Seller shall furnish to Buyers such documents and other records as may be reasonably requested by Buyers in order to confirm the amount of the withdrawal provided for in this Section 7.9(e), as well as all income, interest and other earnings accrued on the Decommissioning Funds between the date hereof and the Closing Date.

                  (f) To the extent permitted by applicable Law and the terms of the Trust Agreement, Seller shall, after the date hereof, not contribute additional amounts to the Decommissioning Funds.

         7.10 Amendment to Seller's Agreements. From and after the date hereof and prior to the Closing Date, Seller shall not enter into any Seller's Agreement as a party, or modify, amend, extend or voluntarily terminate, prior to the respective expiration date, any Seller's Agreement to which Seller is a party or any of the Transferable Permits issued to Seller, in any material respect.

         7.11 Exclusivity. Effective as of the date of this Agreement through and until the earlier to occur of the termination of this Agreement and the Closing, Seller shall not market its rights, title or interests in the Purchased Assets to any other Person, or accept or pursue any other offers or bids for Seller's rights, title or interests in and to the Purchased Assets, provided this provision is not applicable to assets of the Decommissioning Funds to the extent sold in accordance with Section 7.9.

         7.12 Insurance.

                  (a) PECO shall obtain and maintain the insurance required pursuant to 10 C.F.R. Parts 50 and 140, and in accordance with all Nuclear Laws for so long as PECO shall be the licensed operator of the Peach Bottom Station;

provided that this provision is not intended to grant to Seller rights or interests in any such insurance.

                  (b) Seller shall use its Commercially Reasonable Efforts to assist Buyers in making any claims relating to pre-Closing periods against Seller's Insurance Policies that may provide coverage related to the Assumed Liabilities. Buyers shall use their Commercially Reasonable Efforts to assist Seller in making any claims relating to pre-Closing periods against Buyers' Insurance Policies that may provide coverage related to the Excluded Liabilities.


                                  ARTICLE VIII

                                   CONDITIONS

         8.1 Conditions to Obligation of Each Party. The respective obligations of each Party hereto to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions:

                  (a) The waiting period under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired or been terminated; and

                  (b) No preliminary or permanent injunction or other order or decree by any Governmental Authority which prevents the consummation of the transactions contemplated hereby or by the Additional Agreements shall have been issued and remain in effect (each Party agreeing to use its Commercially Reasonable Efforts to have any such injunction, order or decree lifted), and no Law shall be in effect which prohibits the consummation of the transactions contemplated hereby or thereby.

         8.2 Conditions to Obligations of PECO. The obligations of PECO to effect the transactions contemplated by this Agreement shall be subject to the satisfaction (or the waiver in writing, to the extent permitted by applicable Law, by PECO) at or prior to the Closing of the following conditions:

                  (a) (i) PECO shall have received all of the PECO Required Regulatory Approvals and, except as set forth in Schedule 8.2(a)(i), in form and substance reasonably satisfactory to PECO (including adverse conditions relating to PECO or the Purchased Assets), and all conditions to effectiveness prescribed therein or otherwise by Law shall have been satisfied; provided, however, that if at the time any PECO Required Regulatory Approval is obtained, PECO reasonably expects a request for rehearing or a challenge thereto to be filed or if a request for rehearing or a challenge thereto has been filed, in each case, which, if successful, would cause such PECO Required Regulatory Approval to be reversed, stayed, enjoined, set aside, annulled, suspended or, except as set forth in Schedule 8.2(a)(i), modified in such manner as to result in such PECO Required Regulatory Approval not being reasonably satisfactory as set forth above, then PECO may by notice to Seller within five (5) Business Days after receipt of such PECO Required Regulatory Approval, delay the Closing Date until the time for requesting rehearing has expired or until such challenge is decided, in each case, whether or not any appeal thereof is pending; and (ii) Seller shall have received all of Seller's Required Regulatory Approvals and PECO shall have received evidence thereof, in form and substance reasonably satisfactory to PECO.

                  (b) Seller shall have in all material respects performed and complied with the covenants and agreements contained in this Agreement which are required to be performed and complied with by Seller on or prior to the Closing Date;

                  (c) The representations and warranties of Seller set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made at and as of such time (other than representations and warranties that are made as of a specific date which shall have been true and correct as of such date), except where the failure to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, have a Material Adverse Effect;

                  (d) PECO shall have received a certificate from an authorized officer of Seller, dated the Closing Date, to the effect that, to such officer's Knowledge, the conditions set forth in Sections 8.2(b) and (c) have been satisfied by Seller;

                  (e) Seller shall have delivered, or caused to be delivered, to PECO at the Closing, Seller's closing deliveries set forth in Section 3.8;

                  (f) The lien of the Mortgage on the Purchased Assets and any other Encumbrance (other than Permitted Encumbrances) on the Purchased Assets, including the Nuclear Fuel Supplies, arising under or through Seller shall have been released and any documents necessary to evidence such release shall have been delivered to PECO;

                  (g) The Collateral Agreement shall be in full force and effect and the valid and binding obligation of each party thereto (other than PECO); and all conditions to the obligations of all parties to the Collateral Agreement to consummate the transactions contemplated thereby shall have been satisfied or, to the extent permitted by applicable Law, waived;

                  (h) There shall not have occurred and be continuing a Material Adverse Effect;

                  (i) PECO shall have received a title report or commitment with respect to the Real Property that does not include any exceptions other than Permitted Encumbrances and such matters as a current survey of the Real Property may show; and

                  (j) PECO shall have received a private letter ruling issued by the Internal Revenue Service to the effect that PECO will not recognize gain or otherwise take into account any income for federal income tax purposes by reason of the transfer of the assets of the Seller's Nonqualified Decommissioning Funds to the nonqualified decommissioning funds of PECO.

         8.3 Conditions to Obligations of PSEG. The obligations of PSEG to effect the transactions contemplated by this Agreement shall be subject to the satisfaction (or the waiver in writing, to the extent permitted by applicable Law, by PSEG) at or prior to the Closing of the following conditions:

                  (a) (i) PSEG shall have received all of the PSEG Required Regulatory Approvals and, except as set forth in Schedule 8.3(a)(i), in form and substance reasonably satisfactory to PSEG (including adverse conditions relating to PSEG, the Affiliates of PSEG listed in Schedule 8.3(a)(ii) or the Purchased Assets), and all conditions to effectiveness prescribed therein or otherwise by Law shall have been satisfied; provided, however, that if at the time any PSEG Required Regulatory Approval is obtained, PSEG reasonably expects a request for rehearing or a challenge thereto to be filed or if a request for rehearing or a challenge thereto has been filed, in each case, which, if successful, would cause such PSEG Required Regulatory Approval to be reversed, stayed, enjoined, set aside, annulled, suspended or, except as set forth in Schedule 8.3(a)(i), modified in such manner as to result in such PSEG Required Regulatory Approval not being reasonably satisfactory as set forth above, then PSEG may by notice to Seller within five (5) Business Days after receipt of such PSEG Required Regulatory Approval, delay the Closing Date until the time for requesting rehearing has expired or until such challenge is decided, in each case, whether or not any appeal thereof is pending; and (ii) Seller shall have received all of Seller's Required Regulatory Approvals and PSEG shall have received evidence thereof, in form and substance reasonably satisfactory to PSEG.

                  (b) Seller shall have in all material respects performed and complied with the covenants and agreements contained in this Agreement which are required to be performed and complied with by Seller on or prior to the Closing Date;

                  (c) The representations and warranties of Seller set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made at and as of such time (other than representations and warranties that are made as of a specific date which shall have been true and correct as of such date), except where the failure to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth herein) would not, individually or in the aggregate, have a Material Adverse Effect;

                  (d) PSEG shall have received a certificate from an authorized officer of Seller, dated the Closing Date, to the effect that, to such officer's Knowledge, the conditions set forth in Sections 8.3(b) and (c) have been satisfied by Seller;

                  (e) Seller shall have delivered, or caused to be delivered, to PSEG at the Closing, Seller's closing deliveries set forth in Section 3.8;

                  (f) The lien of the Mortgage on the Purchased Assets and any other Encumbrance (other than Permitted Encumbrances) on the Purchased Assets, including the Nuclear Fuel Supplies, arising under or through Seller shall have been released and any documents necessary to evidence such release shall have been delivered to PSEG;

                  (g) The Collateral Agreement shall be in full force and effect and the valid and binding obligation of each party thereto (other than PSEG); and all conditions to the obligations of all parties to the Collateral Agreement to consummate the transactions contemplated thereby shall have been satisfied or, to the extent permitted by applicable Law, waived;

                  (h) There shall not have occurred and be continuing a Material Adverse Effect;

                  (i) PSEG shall have received a title report or commitment with respect to the Real Property that does not include any exceptions other than Permitted Encumbrances and such matters as a current survey of the Real Property may show; and

                  (j) PSEG shall have received a private letter ruling issued by the Internal Revenue Service to the effect that PSEG will not recognize any gain or otherwise take into account any income for federal income tax purposes by reason of the transfer of the assets of the Seller's Nonqualified
Decommissioning Funds to the nonqualified decommissioning funds of PSEG.

         8.4 Conditions to Obligation of Seller. The obligation of Seller to effect the transactions contemplated by this Agreement shall be subject to the satisfaction (or the waiver in writing, to the extent permitted by applicable Law, by Seller) at or prior to the Closing of the following conditions:

                  (a) (i) Seller shall have received all of the Seller's Required Regulatory Approvals, in form and substance reasonably satisfactory to Seller (including adverse conditions relating to Seller's or the Purchased Assets), and all conditions to effectiveness prescribed therein or otherwise by Law shall have been satisfied; provided, however, that if at the time any Seller's Required Regulatory Approval is obtained, Seller reasonably expects a request for rehearing or a challenge thereto to be filed or if a request for rehearing or a challenge thereto has been filed, in each case, which, if successful, would cause such Seller's Required Regulatory Approval to be reversed, stayed, enjoined, set aside, annulled, suspended or modified in such manner as to result in such Seller's Required Regulatory Approval not being reasonably satisfactory as set forth above, then Seller may by notice to Buyers within five (5) Business Days after receipt of such Seller's Required Regulatory Approval, delay the Closing Date until the time for requesting rehearing has expired or until such challenge is decided, in each case, whether or not any appeal thereof is pending; and (ii) PECO shall have received all of the PECO Required Regulatory Approvals and Seller shall have received evidence thereof, in form and substance reasonably satisfactory to Seller; and (iii) PSEG shall have received all of the PSEG Required Regulatory Approvals and Seller shall have received evidence thereof, in form and substance reasonably satisfactory to Seller;

                  (b) PECO shall have in all material respects performed and complied with the covenants and agreements contained in this Agreement which are required to be performed and complied with by PECO on or prior to the Closing Date;

                  (c) The representations and warranties of PECO set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made at and as of such time (other than representations and warranties that are made as of a specific date which shall have been true and correct as of such date) except where the failure to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, have a Material Adverse Effect;

                  (d) Seller shall have received a certificate from an authorized officer of PECO, dated the Closing Date, to the effect that, to each such officer's Knowledge, the conditions set forth in Sections 8.4(b) and (c) have been satisfied by PECO;

                  (e) PECO shall have delivered, or caused to be delivered, to Seller at the Closing, PECO's closing deliveries set forth in Section 3.9;

                  (f) PSEG shall have in all material respects performed and complied with the covenants and agreements contained in this Agreement which are required to be performed and complied with by PSEG on or prior to the Closing Date;

                  (g) The representations and warranties of PSEG set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made at and as of such time (other than representations and warranties that are made as of a specific date which shall have been true and correct as of such date) except where the failure to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, have a Material Adverse Effect;

                  (h) Seller shall have received a certificate from an authorized officer of PSEG, dated the Closing Date, to the effect that, to each such officer's Knowledge, the conditions set forth in Sections 8.4(f) and (g) have been satisfied by PSEG;

                  (i) PSEG shall have delivered, or caused to be delivered, to Seller at the Closing, PSEG's closing deliveries set forth in Section 3.10;

                  (j) The Collateral Agreement shall be in full force and effect and the valid and binding obligation of each party thereto (other than Seller); and all conditions to the obligations of all parties to the Collateral Agreement to consummate the transactions contemplated thereby shall have been satisfied or, to the extent permitted by applicable Law, waived; and

                  (k) Seller shall have received a private letter ruling issued by the Internal Revenue Service to the effect that Seller will be allowed current ordinary deductions for federal income tax purposes for any amounts treated as realized by Seller, or otherwise recognized as income to Seller, as a result of Buyers' assumption of the Assumed Decommissioning Liabilities.


                                   ARTICLE IX

                         INDEMNIFICATION AND ARBITRATION

         9.1      Indemnification.

                  (a) From and after the Closing, PECO shall indemnify, defend and hold harmless Seller and its Representatives (each, a "Seller's Indemnitee") from and against any and all claims, demands, suits, losses, liabilities, penalties, damages, obligations, payments, costs and expenses (including the cost and expense of any action, suit, proceeding, assessment, judgment, settlement or compromise relating thereto and reasonable attorneys' fees and reasonable disbursements in connection therewith) and including costs and expenses incurred in connection with investigations and settlement proceedings (each, an "Indemnifiable Loss") asserted against or suffered by any Seller's Indemnitee relating to, resulting from or arising out of or in connection with
(i) any breach by PECO of any representation or warranty of PECO contained in this Agreement; (ii) any breach by PECO of any covenant or agreement of PECO set forth in this Agreement; (iii) to the extent of the PECO Interest, the Assumed Liabilities; or (iv) to the extent of the PECO Interest, any Third-Party Claim against any Seller's Indemnitee to the extent arising out of or in connection with PECO's ownership, lease, maintenance or operation of any of the Purchased Assets on or after the Closing Date (other than to the extent such Third-Party Claim constitutes an Excluded Liability); provided, however, that PECO shall be liable pursuant to clauses (i) and (ii) of Section 9.1 (a) only for Indemnifiable Losses for which any Seller's Indemnitee gives written notice to PECO (setting forth with reasonable specificity the nature and amount of the Indemnifiable Loss) during the period for which such representations, warranties, covenants or agreements survive the Closing in accordance with
Section 11.6.

                  (b) From and after the Closing, PSEG shall indemnify, defend and hold harmless each Seller's Indemnitee from and against any and all Indemnifiable Losses asserted against or suffered by any Seller's Indemnitee relating to, resulting from or arising out of or in connection with (i) any breach by PSEG of any representation or warranty of PSEG contained in this Agreement; (ii) any breach by PSEG of any covenant or agreement of PSEG set forth in this Agreement; (iii) to the extent of the PSEG Interest, the Assumed Liabilities; or (iv) to the extent of PSEG Interest, any Third-Party Claim against any Seller's Indemnitee to the extent arising out of or in connection with PSEG's ownership, lease, maintenance or operation of any of the Purchased Assets on or after the Closing Date (other than to the extent such Third-Party Claim constitutes an Excluded Liability); provided, however, that PSEG shall be liable pursuant to clauses (i) and (ii) of Section 9.1 (b) only for Indemnifiable Losses for which any Seller's Indemnitee gives written notice to PSEG (setting forth with reasonable specificity the nature and amount of the Indemnifiable Loss) during the period for which such representations, warranties, covenants or agreements survive the Closing in accordance with
Section 11.6.

                  (c) From and after the Closing, Seller shall indemnify, defend and hold harmless Buyers and their respective Representatives (each, a "Buyers' Indemnitee" and, together with Seller's Indemnitees, an "Indemnitee") from and against any and all Indemnifiable Losses asserted against or suffered by any Buyers' Indemnitee in any way relating to, resulting from or arising out of or in connection with (i) any breach by Seller of any covenant or agreement of Seller set forth in this Agreement; (ii) any breach by Seller of any representation or warranty of Seller contained in this Agreement; (iii) the Excluded Liabilities; (iv) any Third-Party Claim against any Buyers' Indemnitee to the extent arising out of or in connection with Seller's ownership or operation of the Excluded Assets (other than to the extent such Third-Party Claim constitutes an Assumed Liability); provided, however, that Seller shall be liable pursuant to clause (i) and (ii) of this Section 9.1(c) only for Indemnifiable Losses for which any Buyers' Indemnitee gives written notice to

Seller (setting forth with reasonable specificity the nature and amount of the Indemnifiable Loss) during the period for which such covenants or agreements survive the Closing in accordance with Section 11.6.

                  (d) In furtherance, and not in limitation, of the provisions set forth in Section 9.1(c), without any further action required by any Person, from and after the Closing Date, each of PECO and PSEG shall be deemed to release, hold harmless and forever discharge Seller from any and all Indemnifiable Losses of any kind or character, whether known or unknown, contingent or accrued, arising under or relating to Environmental Laws, or relating to any claim in respect of any Environmental Condition or Hazardous Substance, whether based on common law or Environmental Laws relating to the Purchased Assets ("Environmental Claims") (other than those described in Section 2.4(g)). In furtherance of, and to the extent set forth in, the foregoing, each of PECO and PSEG shall, at Closing, irrevocably waive any and all rights and benefits with respect to such Environmental Claims that it now has or in the future may have conferred upon it by virtue of any Law or common law principle, which provides that a general release does not extend to claims which a party does not know or suspect to exist in its favor at the time of executing the release, if knowledge of such claims would have materially affected such party's settlement with the obligor. In this connection, each of PECO and PSEG hereby acknowledges that it is aware that factual matters now unknown to it may have given, or hereafter may give, rise to Environmental Claims that are presently unknown, unanticipated and unsuspected, and Buyers further agree that the release from and after the Closing provided for in this Section 9.1(d) has been negotiated and agreed upon in light of that awareness, and each of PECO and PSEG nevertheless hereby intends, effective from and after the Closing, irrevocably to release, hold harmless and forever discharge Seller from all such Environmental Claims to the extent provided and in the manner contemplated by this paragraph.

                  (e) Any Indemnifiable Loss shall be (i) net of the dollar amount of any insurance or other proceeds actually receivable by the Indemnitee or any of its Affiliates with respect to the Indemnifiable Loss, (ii) reduced to take account of any Tax Benefit realized by the Indemnitee arising from the incurrence or payment of such Indemnifiable Loss (a "Tax Benefit" meaning for this purpose the positive excess of the Tax liability of Indemnitee without regard to such Indemnifiable Loss over the Tax liability of such Indemnitee taking into account such Indemnifiable Loss, with all other circumstances remaining unchanged), and (iii) increased to take account of any Tax Cost incurred by Indemnitee arising from the receipt of indemnity payments hereunder

(grossed up for such increase) (a "Tax Cost" meaning for this purpose the positive excess of the Tax liability of such Indemnitee taking such indemnity payment into account over the Tax liability of such Indemnitee without regard to such payment, with all other circumstances remaining unchanged).

                  (f) The rights and remedies of Seller, on the one hand, and PECO and PSEG, on the other hand, under this Article IX are, solely as between Seller and on the one hand, and PECO and PSEG, on the other hand, exclusive and in lieu of any and all other rights and remedies which each of Seller and on the one hand, and PECO and PSEG, on the other hand, may have under this Agreement, under applicable Law, with respect to any Indemnifiable Loss, whether at common law or in equity, including for declaratory, injunctive or monetary relief. The indemnification obligations of the Parties set forth in this Article IX apply only to matters arising out of this Agreement and the transactions contemplated hereby, but do not extend to matters arising out of the Owners Agreement, the Collateral Agreement or any of the Additional Agreements. Any Indemnifiable Loss arising under or pursuant to the Owners Agreement, the Collateral Agreement or any of the Additional Agreements shall be governed by the indemnification obligations, if any, contained in such agreement under which the Indemnifiable Loss arises.

                  (g) Notwithstanding anything to the contrary contained herein:

                           (i)   No Party (including an Indemnitee) shall be
entitled to recover from any other Party (including any Party hereto required to provide indemnification under this Agreement or any Additional Agreement (an "Indemnifying Party")) for any liabilities, damages, obligations, payments, losses, costs, or expenses under this Agreement any amount in excess of the actual compensatory damages, court costs and reasonable attorney's and other advisor fees suffered by such Party;

                           (ii)  No Party shall have any liability or obligation
to indemnify under Section 9.1(a), 9.1(b) or 9.1(c), as the case may be, unless and until the aggregate amount of Indemnifiable Losses for which such Party would be liable thereunder, but for this provision, exceeds, together with all such Indemnifiable Losses for which such Party is so liable under the Collateral Agreement, $100,000, with respect to Seller, and $50,000, with respect to any Buyer; provided that, thereafter, such Party shall be liable for all such Indemnifiable Losses;

                           (iii) To the fullest extent permitted by Law, each of
PECO, PSEG and Seller hereby waives any right to recover punitive, incidental, special, exemplary and consequential damages arising in connection with or with respect to this Agreement or any breach or violation hereof; provided that the provisions of this clause (iii) shall not apply to indemnification for a Third-Party Claim.

                  (h) An Indemnitee shall use Commercially Reasonable Efforts to mitigate all losses, damages and the like relating to a claim under the indemnification provisions in this Section 9.1, including availing itself of any defenses, limitations, rights of contribution, claims against third Persons and other rights at law or equity. For purposes of this Section 9.1(h), the Indemnitee's Commercially Reasonable Efforts shall include the reasonable expenditure of money to mitigate or otherwise reduce or eliminate any losses or expenses for which indemnification would otherwise be due, and, in addition to its other obligations hereunder, the Indemnifying Party shall reimburse the Indemnitee for the Indemnitee's reasonable expenditures in undertaking the mitigation.

                  (i) The expiration, termination or extinguishment of any covenant or agreement shall not affect the Parties' obligations under Sections 9.1(a) through 9.1(c) hereof if the Indemnitee provided the Indemnifying Party with proper notice of the claim or event for which indemnification is sought prior to such expiration, termination or extinguishment.

         9.2      Defense of Claims.

                  (a) If any Indemnitee receives notice of the assertion of any claim or of the commencement of any suit, action or proceeding made or brought by any Person who is not a Party to this Agreement or an Affiliate of a Party to this Agreement (a "Third-Party Claim") with respect to which indemnification is to be sought from an Indemnifying Party, the Indemnitee shall give such Indemnifying Party reasonably prompt written notice thereof, but in no event later than twenty (20) Business Days after the Indemnitee's receipt of notice of such Third-Party Claim. Such notice shall describe the nature of the Third-Party Claim in reasonable detail and shall indicate the estimated amount, if practicable, of the Indemnifiable Loss that has been or may be incurred by the Indemnitee. The Indemnifying Party shall have the right to participate in or, by giving written notice to the Indemnitee, to elect to assume the defense of any Third-Party Claim at such Indemnifying Party's expense and by such Indemnifying Party's own counsel; provided that the counsel for the Indemnifying Party who shall conduct the defense of such Third-Party Claim shall be reasonably satisfactory to the Indemnitee. The Indemnitee shall cooperate in good faith in such defense at such Indemnitee's own expense. If an Indemnifying Party elects to assume the defense of any Third-Party Claim, the Indemnitee shall (i) cooperate in all reasonable respects with the Indemnifying Party in connection with such defense, (ii) not admit any liability with respect to, or settle, compromise or discharge, any Third-Party Claim without the Indemnifying Party's prior written consent and (iii) agree to any settlement, compromise or discharge of a Third-Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third-Party Claim and unconditionally releases the Indemnitee completely in connection with such Third-Party Claim. In the event that the Indemnifying Party shall assume the defense of any Third-Party Claim, the Indemnitee shall be entitled to participate in (but not control) such defense with its own counsel at its own expense. If the Indemnifying Party does not assume the defense of any such Third-Party Claim, the Indemnitee may defend the same in such manner as it may deem appropriate, including settling, compromising or discharging such claim or litigation after giving notice to the Indemnifying Party of the terms of the proposed settlement, compromise or discharge and the Indemnifying Party will promptly reimburse the Indemnitee upon written request. Anything contained in this Agreement to the contrary notwithstanding, no Indemnifying Party shall be entitled to assume the defense of any Third-Party Claim if such Third-Party Claim seeks an order, injunction or other equitable relief or relief for other than monetary damages against the Indemnitee which, if successful, would materially adversely affect the business of the Indemnitee; provided that such Indemnifying Party shall continue to be obligated to such Indemnitee pursuant to this Article IX for all Indemnifiable Losses relating to, resulting from or arising out of such Third-Party Claim.

                  (b) If, within ten (10) Business Days after an Indemnitee gives written notice to the Indemnifying Party of any Third-Party Claim, such Indemnitee receives written notice from the Indemnifying Party that such Indemnifying Party has elected to assume the defense of such Third-Party Claim as provided in Section 9.2(a), the Indemnifying Party shall not be liable for any costs, fees or expenses subsequently incurred by the Indemnitee in connection with the defense, compromise or settlement thereof; provided, however, that if the Indemnifying Party shall fail to take reasonable steps necessary to defend diligently such Third-Party Claim within ten (10) Business Days after receiving notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, the Indemnitee may assume its own defense and the Indemnifying Party shall be liable for all reasonable costs, fees and expenses thereof.

                  (c) Without the prior written consent of the Indemnitee, the Indemnifying Party shall not admit any liability with respect to, or enter into any settlement, compromise or discharge of, or any voluntary consent decree, order or injunction with respect to, any Third-Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder. If a firm offer is made to settle, compromise or discharge, or to enter into any voluntary consent decree, order or injunction with respect to, a Third-Party Claim, which offer would not lead to liability or the creation of any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder, and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within ten (10) Business Days after its receipt of such notice, the Indemnifying Party shall be relieved of its obligations to defend such Third-Party Claim and the Indemnitee may contest or defend such Third-Party Claim. In such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim will be the amount of such settlement offer plus reasonable costs and expenses paid or incurred by Indemnitee up to the date of said notice.

                  (d) Subject to Section 9.3, any claim by an Indemnitee on account of an Indemnifiable Loss which does not constitute a Third-Party Claim (a "Direct Claim") shall be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, but in no event later than twenty (20) Business Days after the Indemnitee becomes aware of such Direct Claim, stating the nature of such claim in reasonable detail and indicating the estimated amount, if practicable, of such Indemnifiable Loss; and the Indemnifying Party shall have a period of twenty (20) Business Days within which to respond to such Direct Claim. If the Indemnifying Party fails to respond during such twenty (20) Business Day period, the Indemnifying Party shall be deemed to have accepted such claim and, subject to this Article IX, shall promptly reimburse the Indemnitee for the Indemnifiable Losses set forth in the Indemnitee's notice. If the Indemnifying Party rejects such claim, subject to Section 9.3, the Indemnitee shall be free to seek enforcement of its right to indemnification under this Agreement.

                  (e) If the amount of any Indemnifiable Loss, at any time subsequent to the making of an indemnity payment in respect thereof, is reduced by recovery, settlement, compromise, discharge or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement, compromise, discharge or payment by, from or against any other Person, the amount of such reduction, less any costs, expenses or premiums incurred in connection therewith (together with interest thereon from the date of payment thereof at the Prime Rate) shall promptly be repaid by the Indemnitee to the Indemnifying Party. Upon making any indemnity payment, the Indemnifying Party shall, to the extent of such indemnity payment, be subrogated to all rights of the Indemnitee against any third party in respect of the Indemnifiable Loss to which the indemnity payment relates; provided, however, that (i) the Indemnifying Party shall then be in compliance with its obligations under this Agreement in respect of such Indemnifiable Loss and (ii) until the Indemnitee recovers full payment of its Indemnifiable Loss, any and all claims of the Indemnifying Party against any such third party on account of said indemnity payment is hereby made expressly subordinated and subjected in right of payment to the Indemnitee's rights against such third party. Without limiting the generality or effect of any other provision hereof, each such Indemnitee and Indemnifying Party shall duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights, and otherwise cooperate in the prosecution of such claims at the direction of the Indemnifying Party. Nothing in this Section 9.2(e) shall be construed to require any Party hereto to obtain or maintain any insurance coverage.

                  (f) A failure to give timely notice as provided in this
Section 9.2 shall not affect the rights or obligations of any Party hereunder except to the extent that, as a result of such failure, the Party which was entitled to receive such notice was actually prejudiced as a result of such failure.

         9.3      Arbitration.

                  (a) Notwithstanding any provision hereof to the contrary, in the event of any dispute between Seller and, on the one hand and PECO or PSEG, on the other hand, arising after the Closing (whether relating to facts, events or circumstances occurring or existing prior to, on or after the Closing Date) and relating to or arising out of any provision of this Agreement (other than disputes arising under Section 2.3, 2.4, 3.2, 3.3, 3.4, 3.5, 3.6, 7.5,
9.1(a)(iii), 9.1(b)(iii) or 9.1(c)(iii)), the sole remedy available to any Party is the dispute resolution procedure set forth in this Section 9.3; provided, however, that any Party may seek a preliminary injunction or other provisional judicial remedy if such action is necessary to prevent irreparable harm or preserve the status quo, in which case all Parties involved in the dispute shall nonetheless continue to pursue resolution of the dispute by means of this procedure. The Party asserting such dispute shall give written notice to the other Parties involved in the dispute of the fact that a dispute has arisen pursuant hereto. Such notice shall include (i) a statement setting forth in reasonable detail the facts, events, circumstances, evidence and arguments underlying such dispute and (ii) proposed arrangements for a meeting to attempt to resolve the dispute to be held within sixty (60) days after such notice is given. Within thirty (30) days after such notice is given, the other Party or Parties hereto shall submit to the Party giving such notice a written summary responding to such statement of facts, events, circumstances, evidence and arguments contained in the notice and an acceptance of or proposed alternative to the meeting arrangements set forth in the initial notice.

                  (b) The chief executive officers (or any other executive officer or officers directly reporting to, and duly designated by, such chief executive officers) of each Party involved in the dispute shall meet at a mutually acceptable time and place to attempt to settle any dispute in good faith; provided, however, that such meeting shall be held at the principal offices of the Party receiving the notice of dispute unless otherwise agreed; and provided further, that any such meeting shall be held no later than sixty
(60) days after the written notice of dispute is given pursuant to Section 9.3(a) hereof. Each Party shall bear its own costs and expenses with respect to preparation for, attendance at and participation in such meeting.

                  (c) In the event that (i) a meeting has been held in accordance with Section 9.3(b) and (ii) any such dispute of the kind referred to in Section 9.3(a) shall have not been resolved at such meeting, then, upon the written request of any Party involved in such dispute, the Parties shall submit such dispute to binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "Commercial Arbitration Rules"). In the event that such dispute is submitted to arbitration pursuant to the Commercial Arbitration Rules, then the arbitration tribunal shall be composed of three arbitrators (one such arbitrator to be selected by each Seller, on the one hand, and Buyers, on the other hand, within thirty (30) days after the meeting held in accordance with Section 9.3(b) with the third such arbitrator, who shall be a former U.S. District Court or U.S. Circuit Court of Appeals judge and shall serve as chairperson of such tribunal, selected by the other two arbitrators or, in the absence of agreement between such arbitrators (or between Buyers with respect to the arbitrator to be selected by them), by the American Arbitration Association). The venue of the arbitration shall be Wilmington, Delaware, the language of the arbitration shall be English and the arbitration shall commence no later than sixty (60) days after the meeting held in accordance with

Section 9.3(b). The decision, judgment and order of the arbitration tribunal shall be final, binding and conclusive as to the Parties involved in such dispute, and their respective Representatives, and may be entered in court of competent jurisdiction. Other than the fees and expenses of the arbitrators, which shall be shared equally by the Parties to the dispute, each Party shall bear its own costs and expenses (including attorneys' fees and expenses) relating to the arbitration.


                                    ARTICLE X

                                   TERMINATION

         10.1     Termination.

                  (a) This Agreement may be terminated at any time prior to the Closing by mutual written consent of the Parties.

                  (b) This Agreement may be terminated by Seller, on the one hand, or PECO and PSEG acting together, on the other hand, upon written notice to the other Party, (i) at any time prior to the Closing if any court of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Closing, and such order, judgment or decree shall have become final and nonappealable; (ii) at any time prior to the Closing if any Law shall have been enacted or issued by any Governmental Authority which, directly or indirectly, prohibits the consummation of the transactions contemplated by this Agreement, by any Additional Agreement or the Collateral Agreement; or (iii) at any time after the first anniversary of the date of this Agreement if the Closing shall not have occurred on or before such date (the "Termination Date").

                  (c) This Agreement may be terminated by PECO, upon written notice to Seller, if any of the PECO Required Regulatory Approvals, the receipt of which is a condition to the obligation of PECO to consummate the Closing as set forth in Section 8.2(a), shall have been denied (and a petition for rehearing or refiling of an application initially denied without prejudice shall also have been denied), and such denial was not caused by or the result of a breach of this Agreement by PECO, or if the PECO Required Regulatory Approvals, other than those set forth in Schedule 8.2(a), shall have been granted but are not in form and substance reasonably satisfactory to PECO (including adverse conditions relating to PECO or the Purchased Assets).

                  (d) This Agreement may be terminated by PSEG, upon written notice to Seller, if any of the PSEG Required Regulatory Approvals, the receipt of which is a condition to the obligation of PSEG to consummate the Closing as set forth in Section 8.3(a), shall have been denied (and a petition for rehearing or refiling of an application initially denied without prejudice shall also have been denied), and such denial was not caused by or the result of a breach of this Agreement by PSEG, or if the PSEG Required Regulatory Approvals, other than those set forth in Schedule 8.3(a)(i), shall have been granted but are not in form and substance reasonably satisfactory to PSEG (including adverse conditions relating to PSEG, the Affiliates of PSEG listed in Schedule 8.2(a)(ii) or the Purchased Assets).

                  (e) This Agreement may be terminated by Seller, upon written notice to Buyers, if any of the Seller's Required Regulatory Approvals, the receipt of which is a condition to the obligation of Seller to consummate the Closing as set forth in Section 8.4(a), shall have been denied (and a petition for rehearing or refiling of an application initially denied without prejudice shall also have been denied), and such denial was not caused by or the result of a breach of this Agreement by Seller, or shall have been granted but are not in form and substance reasonably satisfactory to Seller (including adverse conditions relating to Seller or the Purchased Assets).

                  (f) Except as otherwise provided in this Agreement, this Agreement may be terminated by PECO and PSEG acting together, upon written notice to Seller, if there has been a breach by Seller of any covenant, agreement, representation or warranty contained in this Agreement, which has resulted in a Material Adverse Effect and such violation or breach is not cured by the earlier of the Closing Date or the date thirty (30) days after receipt by Seller of notice specifying in reasonable detail the nature of such breach, unless Buyers shall have previously waived such breach

                  (g) Except as otherwise provided in this Agreement, this Agreement may be terminated by Seller, upon written notice to PECO and PSEG, if there has been a breach by PECO or PSEG of any covenant, agreement, representation or warranty contained in this Agreement, which has resulted in a Material Adverse Effect and such violation or breach is not cured by the earlier of the Closing Date or the date thirty (30) days after receipt by Buyers of notice specifying in reasonable detail the nature of such breach, unless Seller shall have previously waived such breach.

                  (h) This Agreement may be terminated by Seller, on the one hand, or PECO and PSEG acting together, on the other hand, upon written notice to the other Party, in accordance with the provisions of Section 7.7, provided that the Party seeking to so terminate shall have complied in all material respects with its obligations under Section 7.7.

         10.2 Effect of Termination. Upon termination of this Agreement prior to the Closing pursuant to Section 10.1, this Agreement shall be null and void and of no further force or effect (except that the provisions set forth in this Section 10.2 and Article XI, and the Confidentiality Agreements, shall remain in full force and effect in accordance with their respective terms); and no Party shall have any further liability or obligation under this Agreement (other than for any willful breach of its obligations hereunder). If this Agreement is terminated as provided herein, all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made.

         10.3 Additional Effects of Termination. In the event that this Agreement is terminated by Buyers pursuant to (i) Section 10.1(b)(iii) due to the failure to satisfy the condition set forth in Section 8.2(a) or 8.3(a) or
(ii) Section 10.1(c) or (d), in each case due to the inclusion of an adverse condition in any PECO Required Regulatory Approval or in any PSEG Required Regulatory Approval (each, a "Regulatory Termination"), then, notwithstanding any provision hereof or of the Owners Agreement, as may then be in effect, to the contrary, upon any exercise by PECO, PSEG or PSE&G Utility of its rights under Section 26.3 of the Owners Agreement, PECO, PSEG or PSE&G Utility shall exercise such rights in such manner as to acquire the Peach Bottom Interest pursuant to a transaction (the "Subsequent Transaction") on terms and conditions that are no less favorable to Seller than those set forth in this Agreement; provided that the Subsequent Transaction shall provide for the termination of PECO's and PSEG's or PSE&G Utility's, as the case may be, rights under Section
26.3 of the Owners Agreement upon the occurrence of a Regulatory Termination involving a PECO Required Regulatory Approval or a PSEG Required Regulatory Approval, as the case may be, of such Subsequent Transaction prior to the consummation thereof.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         11.1 Amendment and Modification. Subject to applicable Law, this Agreement may be amended, supplemented or otherwise modified only by written agreement entered into by the Parties.

         11.2 Expenses. Except to the extent provided herein, whether or not the transactions contemplated hereby are consummated, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Party incurring such costs, fees and expenses, including the fees and commissions referred to in Section 11.3. Notwithstanding the foregoing, in no event shall Seller bear or be liable for the payment of any costs, fees or expenses (other than attorneys' fees and expenses and the fees and commissions referred to in Section 11.3) incurred by Seller to obtain any approval of FERC or the NRC Approvals included among the PECO Required Regulatory Approvals, PSEG Required Regulatory Approvals or Seller's Required Regulatory Approvals, or to transfer the Decommissioning Funds to Buyer at the Closing, to the extent that the aggregate amount of such costs, fees and expenses exceeds, together with all such costs, fees and expenses which Seller bears or is liable for under the Collateral Agreement, $200,000; and Buyers shall equally bear and be liable to the extent of any such excess.

         11.3 Fees and Commissions. Seller, on the one hand, and PECO and PSEG, on the other hand, represent and warrant to the other that, except for Credit Suisse First Boston, Inc. ("CSFB") and Reed/Navigant Consulting Group, which are acting for and at the expense of Seller, no broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by such Party or its Representatives. Seller shall pay or otherwise discharge all such brokerage fees, commissions and finder's fees so incurred by Seller.

         11.4 Bulk Sales Laws. Buyers hereby acknowledge that, notwithstanding anything in this Agreement to the contrary, Seller will not comply with the provisions of the bulk sales laws of any jurisdiction in connection with the transactions contemplated by this Agreement and Buyers hereby irrevocably waive compliance by Seller with the provisions of the bulk sales laws of all jurisdictions.

         11.5 Waiver of Compliance. To the extent permitted by applicable Law, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition set forth herein may be waived by the Party entitled to the benefit thereof only by a written instrument signed by such Party, but any such waiver shall not operate as a waiver of, or estoppel with respect to, any prior or subsequent failure to comply therewith. The failure of a Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         11.6 Survival.

                  (a) The representations and warranties given or made by any Party or in any certificate or other writing furnished in connection herewith shall survive the Closing for a period of one (1) year after the Closing Date and shall thereafter terminate and be of no further force or effect, except that
(i) all representations and warranties relating to Taxes and Tax Returns, including those set forth in Sections 4.5 and 4.6, shall survive the Closing for the period of the applicable statutes of limitation plus any extensions or waivers thereof, and (ii) any representation or warranty as to which a claim (including a contingent claim) shall have been asserted during the survival period shall continue in effect with respect to such claim until such claim shall have been finally resolved or settled. Each Party shall be entitled to rely upon the representations and warranties of the other Party set forth herein, notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of any Party to complete the Closing.

                  (b) The covenants and agreements of the Parties contained in this Agreement, including those set forth in Article IX and Section 7.5, shall survive the Closing in accordance with their respective terms.

         11.7 Disclaimers. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE IV, THE PURCHASED ASSETS ARE SOLD "AS IS, WHERE IS", AND SELLER EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO SELLER, THE PURCHASED ASSETS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE IV OR IN THE DEEDS, SELLER EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES REGARDING LIABILITIES, OWNERSHIP, LEASE, MAINTENANCE AND OPERATION OF THE PURCHASED ASSETS, THE TITLE, CONDITION, VALUE

OR QUALITY OF THE PURCHASED ASSETS OR THE PROSPECTS (FINANCIAL AND OTHERWISE), RISKS AND OTHER INCIDENTS OF THE PURCHASED ASSETS; AND SELLER EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE PURCHASED ASSETS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, OR COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS, OR THE APPLICABILITY OF ANY REQUIREMENTS OF ANY GOVERNMENTAL AUTHORITY, INCLUDING ANY NUCLEAR LAWS OR ENVIRONMENTAL LAWS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SELLER FURTHER EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES REGARDING THE ABSENCE OF HAZARDOUS SUBSTANCES OR LIABILITY OR POTENTIAL LIABILITY ARISING UNDER NUCLEAR LAWS OR ENVIRONMENTAL LAWS WITH RESPECT TO THE PURCHASED ASSETS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN OR IN THE DEEDS, SELLER EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND REGARDING THE CONDITION OF THE PURCHASED ASSETS AND NO SCHEDULE OR EXHIBIT TO THIS AGREEMENT, NOR ANY OTHER MATERIAL OR INFORMATION PROVIDED, OR COMMUNICATIONS MADE, BY SELLER OR ITS REPRESENTATIVES, INCLUDING ANY BROKER OR INVESTMENT BANKER, WILL CAUSE OR CREATE ANY SUCH REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, CONDITION, VALUE OR QUALITY OF THE PURCHASED ASSETS.

         11.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the day when delivered personally or by facsimile transmission (with confirmation), on the next Business Day when delivered to a nationally recognized overnight courier or five (5) Business Days after deposited as registered or certified mail (return receipt requested), in each case, postage prepaid, addressed to the recipient Party at its address set forth below (or at such other address or facsimile number for a Party as shall be specified by like notice; provided, however, that any notice of a change of address or facsimile number shall be effective only upon receipt thereof):

                  (a)      If to Seller, to:

                           Delmarva Power & Light Company
                           In care of Conectiv
                           800 King Street
                           P.O. Box 231
                           Wilmington, Delaware  19899
                           Attention:  Chairman
                           Facsimile:  (302) 429-3367

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           One Rodney Square
                           Wilmington, Delaware  19801
                           Attention:  Steven J. Rothschild, Esquire
                           Facsimile:  (302) 651-3001

                  (b)      If to PECO, to:

                           PECO Energy Company
                           965 Chesterbrook Blvd. 61A-3
                           Wayne, Pennsylvania  19087-5691
                           Attention: Charles P. Lewis, Vice President
                           Facsimile: (610) 640-6611

                           with a copy to:

                           Morgan, Lewis & Bockius, LLP
                           1701 Market Street
                           Philadelphia, Pennsylvania 19103-2921
                           Attention:  Howard L. Meyers, Esq.
                           Facsimile:  (215) 963-5299

                  (c)      If to PSEG, to:

                           PSEG Power LLC
                           80 Park Plaza
                           T-5A
                           P.O. Box 570
                           Newark, New Jersey  07101
                           Attention:  Harold W. Borden
                                       Vice President and General Counsel
                           Facsimile:  (973) 639-0741

                           with a copy to:

                           Steptoe & Johnson LLP
                           1330 Connecticut Avenue, NW
                           Washington, DC 20036
                           Attention:  Filiberto Agusti, Esquire
                           Facsimile:  (202) 429-3902

         11.9 Assignment, No Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, and, except as set forth in this Section 11.9, neither this Agreement nor any of the rights, interests, obligations or remedies hereunder shall be assigned by any Party hereto without the prior written consent of the other Parties, nor is this Agreement intended to confer upon any other Person any rights, interests, obligations or remedies hereunder. This Agreement shall create no third-party beneficiary rights of any kind in any Representative or former employee of Seller or Buyers. Notwithstanding the foregoing, (a) Seller may assign any or all of its rights, interests, obligations and remedies hereunder to one or more Affiliates of Seller; provided, however, that no such assignment shall relieve or discharge Seller from any of its obligations hereunder; (b) PECO may (i) assign any or all of its rights, interests, obligations and remedies hereunder to one or more Affiliates of PECO, provided that each such Affiliate shall, at the time of such assignment, be qualified under applicable Law to obtain all PECO Permits, including PECO Nuclear Permits and Environmental Permits, necessary for such Affiliate to own, lease, maintain and operate the Peach Bottom Station, including, on the Closing Date, the Purchased Assets, or (ii) assign, transfer, pledge or otherwise dispose of its rights and interest in this Agreement to a trustee, lending institution or other Person for financing purposes, including upon or pursuant to the exercise of remedies under such financing or refinancing, or by way of assignments, transfers, conveyances or dispositions in lieu thereof; provided, however, that no such assignment, transfer, pledge, conveyance or disposition pursuant to this Section 11.9(b) shall (A) impair or materially delay the consummation of the transactions contemplated hereby or (B) relieve or discharge PECO from any of its obligations hereunder, and (c) PSEG may (i) assign any or all of its rights, interests, obligations and remedies hereunder to one or more Affiliates of PSEG, provided that each such Affiliate shall, at the time of such assignment, be qualified under applicable Law to obtain all PSEG Permits, including PSEG Nuclear Permits and Environmental Permits, necessary for such Affiliate to own, lease, maintain and operate the Peach Bottom Station, including, on the Closing Date, the Purchased Assets, (ii) assign, transfer, pledge or otherwise dispose of its rights and interest in this Agreement to a trustee, lending institution or other Person for financing purposes, including upon or pursuant to the exercise of remedies under such financing or refinancing, or by way of assignments, transfers, conveyances or dispositions in lieu thereof, or (iii) assign to any Affiliate of PSEG such Purchased Assets as are not material in the aggregate and as may be necessary to assure that the Purchased Assets may be operated as an exempt wholesale generator under Section 32(g) of PUHCA; provided, however, that no such assignment, transfer, pledge, conveyance or disposition pursuant to this Section 11.9(c) shall (A) impair or materially delay consummation of the transactions contemplated hereby or (B) relieve or discharge PSEG from any of its obligations hereunder.

         11.10 Governing Law, Forum, Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania (without giving effect to conflicts of law principles) as to all matters, including validity, construction, effect, performance and remedies. Venue in any and all suits, actions and proceedings related to the subject matter of this Agreement shall be in the state and federal courts located in and for the Commonwealth of Pennsylvania (the "Courts"), which shall have exclusive jurisdiction for such purpose, and the Parties hereby irrevocably submit to the exclusive jurisdiction of such Courts and irrevocably waive the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding. Service of process may be made in any manner recognized by such Courts. Each of the Parties hereby irrevocably waives its right to a jury trial in any suit, action or proceeding arising out of any dispute in connection with this Agreement or the transactions contemplated hereby. Nothing in this Section 11.10 is intended to modify or expand the terms and provisions of Section 9.3 with respect to the rights of the Parties to seek judicial remedy of any dispute relating to or arising out of any provision of this Agreement.

         11.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.12 Entire Agreement. This Agreement (including the Schedules and Exhibits), together with the Confidentiality Agreements, embodies the entire agreement and understanding of the Parties hereto in respect of the transactions contemplated by this Agreement and the Additional Agreements and supersede all prior agreements and understandings among the Parties with respect to such transactions. There are no representations, warranties, covenants or agreements between or among the Parties with respect to the subject matter set forth in such agreements, other than those expressly set forth or referred to herein or therein. Without limiting the generality of the foregoing, Buyers hereby acknowledge and agree that there are no representations, warranties, covenants or agreements among the Parties with respect to the subject matter set forth in such agreements contained in any material made available to Buyer pursuant to the terms of the Confidentiality Agreements (including the Offering Memorandum dated July 2, 1999, previously provided to Buyers by or on behalf of Seller, Reed/Navigant Consulting Group and CSFB).


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Seller and Buyers have caused this Purchase Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

                                        DELMARVA POWER & LIGHT COMPANY


                                        By:  /s/ Thomas S. Shaw
                                             -----------------------------------
                                        Name:  Thomas S. Shaw
                                               ---------------------------------
                                        Title:  Executive Vice President
                                                --------------------------------

                                        PECO ENERGY COMPANY


                                        By:  /s/ Paul E. Haviland
                                             -----------------------------------

                                        Name: Paul E. Haviland
                                              ----------------------------------

                                        Title: Vice President, Corporate
                                               Development
                                               ---------------------------------


                                        PSEG POWER LLC


                                        By:  /s/ Robert W. Metcalfe
                                             -----------------------------------
                                        Name:  Robert W. Metcalfe
                                               ---------------------------------
                                        Title: Vice President - Development
                                               ---------------------------------

                                                             (DP&L/Peach Bottom)